Exhibit 2.1

ASSET PURCHASE AGREEMENT,

DATED APRIL 27, 2009,

BY AND AMONG

ARI NETWORK SERVICES, INC.,

CHANNEL BLADE TECHNOLOGIES CORP.,

CHARLES LEWIS AND MICHAEL SIFEN

TABLE OF CONTENTS

    Page

ARTICLE I DEFINITIONS

1

1.1

Definitions

1

1.2

Construction

8

ARTICLE II ASSETS TO BE PURCHASED

8

2.1

Subject Assets

8

2.2

Excluded Assets

9

2.3

Nonassignable Contracts and Rights

9

ARTICLE III CLOSING AND PURCHASE PRICE

10

3.1

Purchase Price

10

3.2

Net Working Capital Adjustment

10

3.3

Other Payments and Adjustments

12

3.4

Closing Date

12

3.5

Closing Deliveries

12

3.6

Allocation of Purchase Price

15

ARTICLE IV ASSUMPTION OF LIABILITIES

15

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLER

17

5.1

Existence and Power

17

5.2

Authorization

17

5.3

Enforceability

17

5.4

Governmental Authorizations

17

5.5

Noncontravention

17

5.6

No Undisclosed Liabilities

18

5.7

Financial Statements

18

5.8

Absence of Certain Changes

18

5.9

Material Contracts

19

5.10

Suits

21

5.11

Compliance with Laws

22

5.12

Title to Assets

22

5.13

Intellectual Property

22

5.14

Insurance

25

5.15

Real Property

25

5.16

Employees

26

5.17

Benefit Matters

28

5.18

Environmental Matters

29

5.19

Taxes

30

5.20

Powers of Attorney

30

5.21

Brokers

31

5.22

Affiliate Transactions

31

5.23

Officers and Directors; Shareholders

31

5.24

Customers; Suppliers

31

5.25

FCPA

32

i

5.26

Receivables

32

5.27

Accounts Payable

32

5.28

Solvency

32

5.29

Loans and Advances

32

5.30

Product Warranties and Liability

32

5.31

Outstanding Indebtedness

33

5.32

Investment Purpose

33

5.33

Disclosure

33

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BUYER

33

6.1

Existence and Power

33

6.2

Authorization

33

6.3

Enforceability

34

6.4

Governmental and Third Party Authorizations

34

6.5

Noncontravention

34

6.6

Brokers

34

6.7

Capitalization

34

6.8

Suits

35

6.9

No Material Adverse Change

35

ARTICLE VII COVENANTS

35

7.1

Dissolution

35

7.2

Public Announcements

35

7.3

Further Assurances

35

7.4

Post-Closing Access to Information; Cooperation

36

7.5

Employee Matters

37

7.6

Use of Seller’s Name

38

7.7

Unemployment Compensation

39

7.8

Bulk Sales Compliance

39

7.9

Further Agreements

39

7.10

COBRA

39

7.11

Compliance by Seller

39

ARTICLE VIII RESTRICTIVE COVENANTS

39

8.1

Noncompetition

39

8.2

Nondisclosure of Confidential Information

40

8.3

Further Assurances

42

ARTICLE IX INDEMNIFICATION

42

9.1

Survival of Representations, Warranties and Covenants

42

9.2

Indemnification

43

9.3

Limitations on Liability

44

9.4

Notice of Claims

46

9.5

Third Party Claims

47

9.6

Indemnification Exclusive Remedy

48

9.7

Characterization of Indemnity Payments

48

9.8

Offset

48

9.9

Right to Indemnification Not Affected by Knowledge

49

9.10

Assignment of Buyer Note; Obligations of Shareholders

49

ARTICLE X MISCELLANEOUS

49

10.1

Notices

49

10.2

Amendments and Waivers

50

10.3

Expenses

50

10.4

Successors and Assigns

51

10.5

Governing Law

51

10.6

Consent to Jurisdiction

51

10.7

Counterparts

51

10.8

No Third Party Beneficiaries

51

10.9

Entire Agreement

51

10.10

Seller Disclosure Schedules

52

10.11

Captions

52

10.12

Severability

52

10.13

Interpretation

53

SCHEDULES

Schedule 1.1(a)	-	Assumed Contracts
Schedule 1.1(b)	-	Permitted Liens
Schedule 2.2	-	Excluded Assets
Schedule 3.6	-	Purchase Price Allocation
Schedule 5.4	-	Governmental Authorizations of Seller
Schedule 5.5	-	Noncontravention
Schedule 5.7	-	Financial Statements
Schedule 5.8	-	Absence of Certain Changes
Schedule 5.9(a)	-	Material Contracts
Schedule 5.9(b)	-	Defaults
Schedule 5.9(c)	-	Acquisitions, Investments or Shareholder Agreements of Seller
Schedule 5.10	-	Suits of Seller
Schedule 5.11(a)	-	Compliance with Laws and Orders
Schedule 5.11(b)	-	Authorizations
Schedule 5.12	-	Subject Assets
Schedule 5.13(a)	-	Seller Intellectual Property
Schedule 5.13(b)	-	Title to Intellectual Property
Schedule 5.13(c)	-	Use of Licensed Intellectual Property
Schedule 5.13(d)	-	Use of Material Intellectual Property
Schedule 5.13(e)	-	Licensed Intellectual Property
Schedule 5.13(f)	-	Infringement
Schedule 5.13(g)	-	Availability of Intellectual Property
Schedule 5.13(h)	-	Non-disclosure Agreements of Seller
Schedule 5.13(i)	-	Material Information Systems
Schedule 5.13(j)	-	Software Authors
Schedule 5.13(l)(i)	-	Software Deficiencies
Schedule 5.13(l)(ii)	-	Software Escrow
Schedule 5.13(m)	-	Open-Source Software
Schedule 5.14	-	Insurance
Schedule 5.15	-	Real Property
Schedule 5.16(a)	-	Employees
Schedule 5.16(b)	-	Labor Practices
Schedule 5.16(c)	-	Compliance with Health and Safety Laws
Schedule 5.17(a)	-	Employee Benefit Plans
Schedule 5.17(d)	-	Qualified Employee Plans
Schedule 5.17(i)	-	Post-Retirement Benefits
Schedule 5.17(j)	-	Severance Payments
Schedule 5.18	-	Environmental Matters
Schedule 5.19(a)	-	Late Filings; Payment of Taxes
Schedule 5.19(d)	-	Tax Returns
Schedule 5.19(e)	-	Tax Sharing or Allocation
Schedule 5.19(g)	-	Basis in Subject Assets
Schedule 5.20	-	Powers of Attorney
Schedule 5.21	-	Brokers

Schedule 5.22	-	Affiliate Transactions
Schedule 5.23	-	Officers and Directors of Seller
Schedule 5.24	-	Customers; Suppliers
Schedule 5.26	-	Receivables
Schedule 5.27	-	Accounts Payable
Schedule 5.30	-	Product Warranties and Liability
Schedule 5.31	-	Indebtedness
Schedule 6.4	-	Governmental and Third-Party Authorizations of Buyer
Schedule 6.5	-	Noncontravention of Buyer
Schedule 6.8	-	Suits of Buyer
Schedule 6.9	-	No Material Adverse Change of Buyer

EXHIBITS

Exhibit A	-	Additional Defined Terms
Exhibit B	-	Buyer Note
Exhibit C	-	Assignment and Assumption Agreement
Exhibit D	-	Employment Agreements
Exhibit E	-	Release
Exhibit F	-	Lease
Exhibit G	-	Security Agreement
Exhibit H	-	Invention Assignment Agreement
Exhibit I	-	Subordination Agreement

v

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), dated April 27, 2009, is by and among ARI NETWORK SERVICES, INC., a Wisconsin corporation (the “Buyer”), CHANNEL BLADE TECHNOLOGIES CORP., a Virginia corporation (the “Seller”), CHARLES LEWIS (“Lewis”) and MICHAEL SIFEN (“Sifen,” and together with Lewis, individually a “Shareholder” and collectively, the “Shareholders”).

RECITALS

WHEREAS, the Seller provides a web portal (boatspotter) and marketing services, including customer relationship management, template-based website and customized website services, for its customers in the marine, recreational vehicle and power sports industry (collectively, the “Business”);

WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Seller;

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, the Business and substantially all of the assets employed by the Seller in connection with the Business, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Shareholders, as the owners of all of the capital stock of the Seller, will benefit financially from the transactions contemplated herein and desire that the Seller consummate such purchase and sale on the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

In consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1

Definitions.  When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.  Exhibit A contains a list of additional terms that are defined in the body of this Agreement and a cross reference to the Section in which they appear.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Ancillary Agreements” means all agreements, instruments and documents delivered at the Closing pursuant to this Agreement.

“Assumed Contracts” means all of the Seller’s right, title and interest in, to and under (a) any restriction on a Person’s ability to compete with the Seller, use or disclose proprietary information of the Seller or solicit employees or past employees of the Seller for employment, including, but not limited to, the rights of the Seller under Sections 7, 8 and 9 of Seller’s Employment Agreement with Lewis dated in May of 2008 and the rights of the Seller under Sections 3, 4 and 5 of Seller’s Employment Agreement with Robert McCann (provided, that only Seller’s rights under such restrictions shall be assigned under this subsection (a) and not the entire Contract(s) containing such restrictions), (b) those Material Contracts set forth on Schedule 1.1(a), (c) all other Contracts entered into by Seller in the ordinary course of the Business in compliance with the terms of this Agreement that are of the type or kind required to be disclosed in Schedule 5.9(a) but are not disclosed because they fall below the minimum threshold amount, term or materiality of the disclosures required by the terms of Section 5.9 to be set forth in Schedule 5.9(a), (d) all commercially available, off-the-shelf software programs licensed pursuant to shrink-wrap or “click to accept” agreements and (e) those Contracts that Seller did not disclose in Schedule 5.9(a) if Buyer delivers written notice to Seller indicating that Buyer will accept Seller’s rights and obligations in, to and under such Contracts, in each case other than the Excluded Assets, including, without limitation, any right to receive payment for products sold or services rendered pursuant to such Contracts described above, and to assert claims and to take other rightful actions in respect of breaches, defaults and other violations of such Contracts described above.  Notwithstanding the foregoing, the Assumed Contracts as defined in subsections (b)-(e) of this definition shall not include any Excluded Assets listed on Schedule 2.2.

“Assumed Contract Liabilities” means all Liabilities of the Seller under the Assumed Contracts, (i) which accrue solely after the Closing Date, (ii) which arise out of the completion of non-warranty work required under the Assumed Contracts that was commenced (but not completed) prior to the Closing Date, or (iii) to provide bug fixes or other warranty service to products sold or services provided by the Seller prior to the Closing relating to the Business, to the extent required and limited by the written warranties for such products and services set forth in the Assumed Contracts given by the Seller in the ordinary course of business, but excluding all consequential and incidental damages relating to the failure of such products or services to conform to the applicable warranties.  Notwithstanding the foregoing, the Assumed Contract Liabilities shall not include any Excluded Assets listed in Schedule 2.2 or any Excluded Liabilities.

“Assumed Liabilities” means (i) the Assumed Contract Liabilities, and (ii) those accounts payable of the Seller as of the Closing Date reflected on the face of the Final Net Working Capital Statement, but only in the amounts so reflected.  Notwithstanding the foregoing, the Assumed Liabilities shall not include the Excluded Liabilities.

“Authorization” means any material authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or any other Person.

“Benefit Plan” means (i) any Employee Plan and (ii) any other employment, severance or similar contract or arrangement (whether or not written and whether or not currently in effect) or any agreement, arrangement, plan or policy (whether or not written and whether or not currently in effect) providing any compensation or benefits to any current or former Employee, director or shareholder of the Seller or the dependents of such persons (including, without limitation, any agreement, arrangement, plan or policy making available bonuses, equity awards, or deferred compensation).

“Books and Records” means, as related to the Business, whether in tangible or electronic form, financial and warranty records, invoices, customer lists, accounting and Tax records, correspondence, e-mails, operating guides, concept and design prototypes, other technical records and research and development  materials, advertising and promotional materials, sales and marketing plans, sales scripts, historical contents of all internal systems, including, but not limited to, material information systems, credit records of customers and other documents, records and files of the Seller and subject to legal requirements, copies of personnel records with respect to Active Transferred Employees  (except the Seller’s corporate minute books, stock records, Tax Returns and other documents relating to the organization, maintenance and existence of Seller as a corporation or any of the rights of Seller under this Agreement or the Ancillary Agreements).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks located in Milwaukee, Wisconsin are authorized or required by Law to close.

“Buyer Indemnitee” means the Buyer and its Affiliates, and their respective shareholders, officers, directors, agents and employees.

“Buyer Stock” means 615,385 shares of Buyer Common Stock, which contain commercially reasonable legends regarding Rule 144 restrictions acceptable to the Buyer in its reasonable discretion.

“Buyer Common Stock” means the $.001 par value common stock of the Buyer.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any agreement, contract, commitment or arrangement, whether oral or written.

“Current Customers” means the customers listed under the “Customer Contracts” section of Schedule 1.1(a), excluding Bonnier Corporation.

“Current Subscription Payments” means amounts received from the Current Customers as recurring revenue subscription payments for products and services sold by the Business as of the Closing Date and, if such products and services are replaced by the Buyer after the Closing Date with similar products and services, any amounts received from the Current Customers as recurring revenue subscription payments for those replacement products and services; provided, that “Current Subscription Payments” shall not include any non-recurring payments received from Current Customers, including payments for products and services not historically associated with the payment amounts set forth on Schedule 1.1(a).

“Employee” means any employee of the Seller (whether salaried or hourly, and whether full-time, part-time or other), whether or not actively employed on the date hereof, including, but not limited to, employees on vacation and leave of absence, including maternity, family, sick, military or disability leave.

“Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, that (i) is subject to Title I of ERISA, (ii) is or was at any time maintained, administered or contributed to by the Seller, and (iii) covers any Employee or former employee of the Seller.

“Environmental Laws” means all Laws relating to pollution, protection of the environment or human health, occupational safety and health or sanitation, including Laws relating to emissions, spills, discharges, generation, storage, leaks, injection, leaching, seepage, releases or threatened releases of Waste into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste, together with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means any (i) nation, state, county, city, municipality, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Income Taxes” means, with respect to any Person, Taxes imposed on or measured by the net income of such Person.

“Indebtedness” means any of the following:  (i) any indebtedness for borrowed money; (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) any obligations as lessee under capitalized leases; (iv) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (v) any guaranty of any of the foregoing and (vi) any accrued and unpaid interest with respect to any of the foregoing.

“Intellectual Property” means, collectively, (i) all inventions (whether patentable or unpatentable, and either reduced to practice or reflected in the Books and Records), all improvements thereto, and all letters patent and pending applications for patents of the United States and all countries foreign thereto and all reissues, reexaminations, divisions, continuations, continuations-in-part and extensions thereof; (ii) all trademarks, service marks, trade names, trade dress and internet domain names, all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii)  all published and unpublished works of authorship, copyrights, databases, websites, Software and all applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential business information (including confidential ideas that have been reduced to writing, research and development, know-how, methods, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans, and business and marketing proposals reflected in the Books and Records); and (v) all copies and tangible embodiments of the foregoing (in whatever form or medium).  When used in reference to the Intellectual Property of the Seller, “Intellectual Property” will additionally include (a) the Seller Names, and (b) the material information systems (except for hardware and other tangible personal property) described in Section 5.13(i).

“Knowledge of the Buyer,” “Buyer’s knowledge,” “knowledge of the Buyer” or any similar phrase means (i) those facts that are actually known by Roy Olivier, Brian Dearing or Ken Folberg, and (ii) those facts that would reasonably be expected to have come to the attention of Roy Olivier, Brian Dearing or Ken Folberg if each conducted a reasonable due diligence review in order to confirm the accuracy of the applicable representations and warranties.

“Law” means any statute, law (including common law), ordinance, rule or regulation of any Governmental Entity.

“Liabilities” or “Liability” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, including, but not limited to, liabilities arising under any successor liability doctrine and fines, penalties and remediation obligations arising under Environmental Laws.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, security interest, hypothecation or any other encumbrance in respect of such property or asset (including, without limitation, easements and licenses).

“Material Adverse Effect” means any effect that individually, or in the aggregate with other effects, (i) is or is reasonably likely to be materially adverse to the business, assets or Liabilities, condition (financial or otherwise), prospects or operations of the Seller, taken as a whole, (ii) is or is reasonably likely to cause the Seller (or any successor to the Business) to incur Liabilities in an amount of $50,000 or more, or (iii) has had or is reasonably likely to have a material adverse effect on the ability of the Seller to perform its obligations hereunder.

“Material Contract” means any of the Contracts listed or required to be listed on Schedule 5.9(a).

“Net Working Capital” means the difference between the book value determined in accordance with GAAP (as consistently applied by the Buyer) of the Subject Receivables and the book value determined in accordance with GAAP (as consistently applied by the Buyer) of the Subject Payables, in each case, as of the Closing Time; provided, that, in determining Net Working Capital, (i) no assets or liabilities shall reflect any changes in such assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence (including Tax consequences) of the transactions contemplated hereby, and (ii)

Subject Receivables that are less than or equal to ninety (90) days old as of the Closing Time shall be includible at 100% of their book value and Subject Receivables that are greater than ninety (90) days old as of the Closing Time shall be includible at 90% of their book value (unless such Subject Receivables are actually collected by the Buyer prior to the determination of the Final Net Working Capital Statement, in which case, the actual amount collected shall be amount at which such Subject Receivables are included in the Net Working Capital calculation.)

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by any Governmental Entity.

“Organizational Documents” means, with respect to any entity, the certificate of incorporation, articles of incorporation, by-laws, articles of organization, partnership agreement, limited liability company agreement, formation agreement, voting agreement, joint venture agreement and other similar organizational documents of such entity (in each case, as amended through the date of this Agreement).

“Permitted Liens” means (i) Liens for Taxes that are not yet due and payable or that may hereafter be paid without material penalty, for which adequate reserves have been maintained on the Recent Balance Sheet, (ii) Liens that will be released prior to or as of the Closing (or will be released upon the filing on the Closing Date or the day thereafter with a Governmental Entity of documents delivered by Seller at Closing), (iii) Liens created by or through the Buyer, and (iv) Liens set forth on Schedule 1.1(b).

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Prepaid Expenses” means the advanced payments, deposits and prepaid items and expenses of the Business as of the Closing Date.

“Seller Disclosure Schedule” means the disclosure schedules attached hereto and relating to the representations and warranties set forth in Article V.

“Seller Indemnitee” means the Seller and its Affiliates, and their respective shareholders, officers, directors, agents and employees.

“Seller’s Actual Knowledge” means those facts that are actually known by Lewis, Sifen, Lintvet or Barry Sifen.

“Seller’s Knowledge,” “Seller’s knowledge,” “knowledge of the Seller” or any similar phrase means (i) those facts that are actually known by Lewis, Sifen, Lintvet or Barry Sifen and (ii) those facts that would reasonably be expected to have come to the attention of Lewis, Sifen, Lintvet or Barry Sifen if such individuals conducted a reasonable due diligence review in order to confirm the accuracy of the applicable representations and warranties.

“Seller Names” means (i) “Channel Blade Technologies Corp.,” “eXceleratePro,” “Footsteps,” “Quicksteps” and “boatspotter,” (ii) all of the names set forth in subsections (ii) and

(a)(iii)(A) of Schedule 5.13, and (iii) any expansions, contractions or derivations thereof owned or used by the Seller and its Affiliates.

“Software” means all software programs relating to and owned, used, licensed or sold by the Seller in the operation of the Business, including the source and object code thereof and any and all existing documentation (regardless of whether such documentation is provided on a commercial basis) including flow charts, program descriptions, program listings, layouts, schematics, engineering and design drawings, technical support documentation, diagrams and other documentation depicting or specifying the designs and components of such software programs, libraries, logs, reports, drafts, models, prototypes, technical and other data, test and other data and programs, any and all preceding versions, works in process, fixes, enhancements, modifications, redesigns, releases or other developments existing as of Closing by the Seller which may be combined or embodied in any medium or format whatsoever, and for all language versions and hardware platforms, software platforms and operating environments and whether sold separately or bundled with other applications, consisting of a set of logical instructions and information which guide the functioning of a processor, and which shall include all information, electronic form content, so-called “look and feel”, graphic design, electronic form user methodologies, user interface design, software tools, know-how, systems and processes concerning such computer programs.  Software shall include, but not be limited to, all current and preceding versions and enhancements of the following software products, portals and websites of the Seller: eXceleratePro, Footsteps, Quicksteps, boatspotter and the website www.channelblade.com (and all content contained or stored in or displayed by the websites associated with such domain name).

“Subject Payables” means all accounts payable of the Business as of the Closing Date.

“Subject Receivables” means all accounts receivable (including unbilled receivables), notes, drafts and other rights to payment of the Business as of the Closing Date.

“Suit” means any (i) claim, (ii) action, (iii) inquiry, (iv) proceeding, (v) suit, (vi) investigation (including, but not limited to, an investigation relating to Environmental Law) by any Governmental Entity, (vii) litigation, (viii) demand, (ix) audit, (x) hearing or (xi) arbitration, mediation or other dispute resolution proceeding.

“Tangible Assets” means all tangible assets of every kind and description, including, without limitation, all fixed assets, leasehold improvements, fixtures, furniture, furnishings, catalogs and data, marketing and sales literature, stationery, consumable materials, customer and supplier lists, sales orders, licenses, regulatory approvals and permits, vehicles, computers and software, data processing and other office machinery and equipment, supplies and other items of similar character, relating to the Business owned by Seller, wherever located, including, but not limited to, those assets specified on Schedule 5.12 attached hereto.

“Tax” or “Taxes” means all federal, state, provincial, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, personal and real property, withholding, excise, production, transfer, alternative minimum, value added, occupancy and any other tax or assessment of any kind whatsoever, and any and all interest and penalties imposed thereon.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transfer Taxes” means sales, use, transfer, recording, documentary, stamp and registration Taxes and any similar Taxes.

“Treasury Regulations” means the federal income Tax regulations promulgated under the Code.

“Waste” means (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos, urea formaldehyde foam insulation, foundry sand, polychlorinated biphenyls (PCBs), radon, mold or other microbial matter; (ii) any chemical or other material or substance that is now regulated, classified or defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous substance,” “universal waste,” “special waste,” “restricted hazardous waste,” “toxic substance,” “toxic pollutant,” “pollutant” or “contaminant” under any Law, or any similar denomination intended to classify substance by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Law; or (iii) any other chemical or other material, waste or substance, exposure to which is harmful to human health or the environment or which is prohibited, limited or regulated by or under any Law.

1.2

Construction.  For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:  (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting male gender shall also pertain to the female and neuter genders and vice versa, as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified; and (e) the word “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified.

ARTICLE II
ASSETS TO BE PURCHASED

2.1

Subject Assets.  Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, at the Closing, substantially all of the assets owned or used by the Seller in connection with the operation of the Business, including, without limitation, the following:

(a)

All Tangible Assets;

(b)

All Prepaid Expenses;

(c)

All Subject Receivables, including the full benefit of all security for such rights to payment;

(d)

All customer lists and supplier/vendor lists of the Business;

(e)

All Intellectual Property of the Seller;

(f)

All ideas, formulations, products and services under development relating to the Business as reflected in the Books and Records, including, but not limited to, (i) all marketing programs, software and other products and services under development as reflected in the Books and Records, and (ii) all rights to own, formulate, produce, market, sell or otherwise license or commercialize such ideas, formulations, products and services;

(g)

All work-in-progress inventory, including, but not limited to, all codeware;

(h)

All rights of offset and credits, all causes of action, claims, demands, rights and privileges against third parties (including manufacturer and seller warranties of any goods or services provided to Seller), all attorney-client privileges and rights related thereto and all other intangible rights and assets, including the goodwill of the Business;

(i)

To the extent their transfer is permitted by law, all Authorizations, product registrations and applications therefor used in the operation of the Business and, to the extent permitted by law, the benefit of those Authorizations, product registrations and applications therefor used in the operation of the Business which are not transferable to the Buyer;

(j)

All Assumed Contracts; and

(k)

All Books and Records.

All of the assets being purchased by the Buyer as specified in this Section 2.1 are hereinafter referred to as the “Subject Assets”.  The Subject Assets shall be transferred to the Buyer at the Closing free and clear of all Liens other than Permitted Liens.

2.2

Excluded Assets.  Notwithstanding the provisions of Section 2.1, the Subject Assets shall not include (i) any cash or cash equivalent assets of the Seller, (ii) those assets and Contracts described on Schedule 2.2, or (iii) any Contracts of the Business other than the Assumed Contracts (collectively, the “Excluded Assets”).

2.3

Nonassignable Contracts and Rights.  Notwithstanding anything to the contrary in this Agreement, no Contracts, properties, rights or other assets of the Seller shall be deemed sold, transferred or assigned to Buyer pursuant to this Agreement if the attempted sale, transfer or assignment thereof to Buyer without the consent or approval of any other Person would be ineffective or would constitute a breach of contract or a violation of any Law or Order or would in any other way adversely affect the rights of Seller (or Buyer as transferee or assignee), and such consent or approval is not obtained at or prior to the Closing.  In such case, to the extent possible, (a) the beneficial interest in or to such Contracts, properties, rights or assets (collectively, the “Beneficial Rights”) shall in any event pass at the Closing to Buyer under this Agreement; and (b) pending such consent or approval, Buyer shall discharge the obligations of Seller under such Beneficial Rights (to the extent such obligations are Assumed Liabilities) as agent for Seller, and Seller shall act as Buyer’s agent in the receipt of any benefits, rights or interest received from the Beneficial Rights.  Seller and Shareholders shall use their best efforts to obtain and secure all consents and approvals that may be necessary to effect the legal and valid sale, transfer or assignment of the Contracts, properties, rights or assets underlying the Beneficial Rights to Buyer without any change in any of the material terms or conditions of such Contracts, properties, rights or assets, including their formal assignment or novation, if advisable.  Buyer shall reimburse Seller and Shareholders for any out-of-pocket costs they incur at Buyer’s request in order to obtain and secure such consents and approvals.  Seller and Shareholders shall make or complete such transfers as soon as reasonably possible and cooperate with Buyer in any other reasonable arrangement designed to provide for Buyer the benefits of such Contracts, properties, rights and assets, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and to provide for the discharge of any Liabilities under such Contracts, properties, rights or assets, to the extent such Liabilities constitute Assumed Liabilities.  If and to the extent an arrangement acceptable to Buyer with respect to certain Beneficial Rights cannot be made, then the second sentence in this Section 2.3 shall continue to govern the parties to this Agreement with respect to such Beneficial Rights.

ARTICLE III
CLOSING AND PURCHASE PRICE

3.1

Purchase Price.  The purchase price to be paid by the Buyer to the Seller for the Subject Assets (the “Purchase Price”) shall be:

(a)

Five Hundred Thousand Dollars ($500,000) (the “Cash Purchase Price”);

(b)

the Buyer Stock; and

(c)

a promissory note issued to the Seller, in the form attached hereto as Exhibit B, in the aggregate principal amount of Five Million Dollars ($5,000,000), subject to offset and adjustment as set forth in this Agreement (the “Buyer Note”).

3.2

Net Working Capital Adjustment.

(a)

Net Working Capital Statement. As soon as practicable, but not later than sixty (60) days following the Closing Date, the Buyer shall prepare in good faith and deliver to the Seller a statement setting forth the Net Working Capital of the Seller as of the Closing Time (as defined in Section 3.4 below) (the “Net Working Capital Statement”).  The preparation of the Net Working Capital Statement and the calculation of Net Working Capital shall be prepared from the Books and Records in accordance with GAAP consistently applied with the Buyer’s accounting principles (except that notwithstanding the foregoing, the determination of Net Working Capital shall take into account the modifications and exceptions set forth in the proviso contained in the definition of “Net Working Capital” contained in this Agreement), and shall be accompanied by (i) a certificate signed by the Chief Financial Officer of the Buyer certifying to such preparation, and (ii) detailed supporting documents for the calculation of the Net Working Capital.

(b)

Protest Notice. Within thirty (30) days following delivery of the Net Working Capital Statement, the Seller may deliver written notice (the “Protest Notice”) to the Buyer of any disagreement that the Seller may have as to the Net Working Capital Statement.  Such Protest Notice shall set forth in reasonable detail the amount(s) in dispute. The failure of the Seller to deliver such Protest Notice within the prescribed time period will constitute the Seller’s acceptance of the Net Working Capital as set forth in the Net Working Capital Statement delivered by the Buyer. Upon receipt of the Net Working Capital Statement, the Seller and its representatives shall be given reasonable access (on-site at the location of the relevant documentation and personnel) to, and the Buyer shall make available, during reasonable business hours, for the purpose of verifying the Net Working Capital Statement: (i) the Books and Records, work papers, trial balances and similar materials relating to the Net Working Capital Statement and (ii) the Buyer’s accounting and financial personnel and, if any outside accountants were involved in the preparation of the Net Working Capital Statement, such outside accountants.  Any item included in the Net Working Capital Statement and the calculation of the Net Working Capital that is not timely objected to by the Seller shall be deemed to be accepted and any amounts included within such item shall be deemed to be final, binding and conclusive. Buyer and Seller shall use reasonable efforts to resolve any amounts in dispute.

(c)

Resolution of Protest. If the Buyer and the Seller are unable to resolve any disagreement as to the Net Working Capital Statement within thirty (30) days following the Buyer’s receipt of the Protest Notice, then within forty-five (45) days following the Buyer’s receipt of the Protest Notice, the amounts in dispute will be referred to the Milwaukee office of Grant Thornton LLP (the “Accountants”) for final arbitration within sixty (60) days after the matter is submitted to the Accountants, which arbitration shall be final and binding on both the Buyer and the Seller. The Accountants shall act as an arbitrator to determine, based solely on presentations by the Buyer and the Seller, and applying the principles, policies and practices referred to in Section 3.2(a), and not by independent review, only those amounts still in dispute. The Buyer and the Seller agree to execute, if requested by the Accountants, a reasonable engagement letter. The fees and expenses of the Accountants shall be allocated between the Buyer and the Seller so that the Seller’s share of such fees and expenses shall be equal to the product of (x) the aggregate amount of such fees and expenses, and (y) a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by the Seller (as determined by the Accountant) and the denominator of which is the total amount in dispute submitted to arbitration.  The balance of such fees and expenses shall be paid by the Buyer.  The term “Final Net Working Capital Statement,” as used in this Agreement, shall mean the definitive Net Working Capital Statement accepted by the Seller, agreed to by the Seller and the Buyer in accordance with Section 3.2(b) or resulting from the determinations made by the Accountants in accordance with this Section 3.2(c).

(d)

Calculation of Final Working Capital Adjustment.  The “Final Working Capital Adjustment” shall be equal to the Net Working Capital set forth on the Final Net Working Capital Statement.

(e)

Payment of Final Net Working Capital Adjustment.  If the Final Working Capital Adjustment is negative, then Seller shall pay one-half (1/2) of the absolute value of such amount to Buyer, and if the Final Working Capital Adjustment is positive, then Buyer will pay one-half (1/2) of such amount to Seller.  All amounts required to be paid pursuant to this Section 3.2(e) shall be paid within five (5) days of the determination of the Final Working Capital Adjustment (the “Settlement Date”) by wire transfer of immediately available funds to the account(s) designated by the recipient(s), and thereafter shall accrue interest payable to the recipient(s) at a rate per annum equal to ten percent (10%).

3.3

Other Payments and Adjustments.

(a)

Employment Payments.  The amount of unpaid wages, vacation, holiday and sick pay (if any), bonuses and other remuneration due in respect of periods up to and including the Closing Time to current or prior Employees of Seller shall be paid by Seller directly to such Employees at Closing or within a reasonable time thereafter but not to exceed the time required by Law.  Seller shall pay all payroll Taxes applicable to such Employees for such periods, and to the extent Buyer pays any payroll Taxes, Seller shall promptly reimburse Buyer for such payments.

(b)

Post-Closing Customer Revenue.  If during any three (3) month period after the Closing Time ending on or prior to April 30, 2010 (commencing May 2009, and then also determined at the end of each of the three (3) calendar months thereafter), the Current Customers have failed to make Current Subscription Payments between May 1, 2009, and the sixtieth (60th) day after the end of such quarter in an amount greater than Five Hundred Sixty Thousand Dollars ($560,000), then at the end of any such quarter Buyer shall offset against the earliest principal installment(s) due under the Buyer Note fifty percent (50%) of the amount of the shortfall as of the end of such month; provided, that (a) any prior shortfall in Current Subscription Payments previously offset against the Buyer Note may not again be offset against the Buyer Note, (b) any offset relating to a shortfall in Current Subscription Payments must be added back to the principal balance of the Buyer Note (with interest accruing under the Buyer Note on such added principal commencing on the date it is added back to the Buyer Note) if unpaid accounts receivables from the applicable quarter relating to the shortfall amount of the Current Subscription Payments are paid on or before May 1, 2011, and (c) the maximum cumulative offset to the Buyer Note permitted under this Section 3.3(b) is One Million Dollars ($1,000,000).  Buyer shall use commercially reasonable efforts to collect any Current Subscription Payments set forth in Schedule 1.1(a).

3.4

Closing Date.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on the 27th day of April 2009  at the offices of Wilks, Alper & Harwood, 150 Boush Street, Suite 700, Norfolk, Virginia 23510 as of the opening of business on the date hereof (the “Closing Time”).  Title to the Subject Assets shall pass from the Seller to the Buyer on the Closing Time.

3.5

Closing Deliveries.

(a)

Deliveries by the Seller at the Closing.  At the Closing, the Seller shall deliver (or cause to be delivered) to the Buyer the following:

(i)

certificate of Good Standing with respect to the Seller issued by the Secretary of the Commonwealth (or other applicable Governmental Entity) of Virginia, dated as of a date reasonably acceptable to the Buyer;

(ii)

a copy of the unanimous written consent action by each of (a) the members of the board of directors and (b) the shareholders of the Seller, certified by an appropriate officer of the Seller, as having been duly and validly executed and delivered and being in full force and effect as of the Closing Date, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and performance by the Seller of the transactions contemplated hereby and by the Ancillary Agreements to which it is a party;

(iii)

file stamped copies of all Uniform Commercial Code termination statements, or such other documents or endorsements that are to be filed with appropriate Governmental Authorities that are necessary to release or discharge all other Liens (except Permitted Liens) on or against the Subject Assets;

(iv)

a bill of sale, general assignments, specific assignments of Intellectual Property, certificates of title and such other instruments of conveyance as the Buyer shall reasonably require, in a form reasonably satisfactory to the Buyer, duly executed by the Seller, conveying to the Buyer the Subject Assets, free and clear of all Liens and claims whatsoever other than Permitted Liens;

(v)

an Assignment and Assumption Agreement, in the form attached hereto as Exhibit C, duly executed by the Seller, pursuant to which the Seller shall assign to the Buyer, and the Buyer shall assume from the Seller, all of the Seller’s right, title and interest in, to and under the Assumed Contracts (the “Assignment and Assumption Agreement”);

(vi)

all Authorizations and Orders of, declarations and filings with, and notices to, any Governmental Entity or any other Person required to be obtained or made by the Seller to permit the consummation of the transactions contemplated by this Agreement;

(vii)

an Employment Agreement for each of Lewis and Mr. Jon Lintvet (“Lintvet”), in the forms attached hereto as Exhibit D, duly executed by Lewis and  Lintvet (the “Employment Agreements”);

(viii)

a General Release, releasing all claims against the Seller and the Buyer, in the form attached hereto as Exhibit E, duly executed by Lewis and Lintvet (the “Release”);

(ix)

a Lease for the property located at 2900 Sabre Street, Suite 50, Virginia Beach, Virginia 23452, in form the form attached hereto as Exhibit F, duly executed by the lessor of such real property (the “Lease”);

(x)

a Security Agreement securing the obligations of the Buyer under the Buyer Note, in the form attached hereto as Exhibit G (the “Security Agreement”), duly executed by the Seller;

(xi)

an Invention Assignment Agreement for each of Lewis, Sifen and Lintvet, in the form attached hereto as Exhibit H, duly executed by Lewis, Sifen and Lintvet, respectively, and Seller;

(xii)

a Subordination Agreement with JP Morgan Chase Bank, N.A., in the form attached hereto as Exhibit I (the “Subordination Agreement”), duly executed by the Seller;

(xiii)

constructive possession of the complete Books and Records; and

(xiv)

all of the other agreements, instruments, documents and organizational approvals reasonably requested by the Buyer and necessary for the Seller to consummate the transactions contemplated by this Agreement and the agreements, instruments and documents set forth in this Section 3.5(a).

(b)

Deliveries by the Buyer at the Closing.  At the Closing, the Buyer shall deliver to the Seller or as otherwise indicated below the following:

(i)

the Cash Purchase Price;

(ii)

a copy of the resolution of the Buyer’s governing board, certified by an appropriate officer of the Buyer as having been duly and validly adopted and being in full force and effect as of the Closing Date, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and performance by Buyer of the transactions contemplated hereby;

(iii)

the Assignment and Assumption Agreement, duly executed by the Buyer;

(iv)

the Employment Agreements, duly executed by the Buyer;

(v)

the Lease, duly executed by the Buyer;

(vi)

the Buyer Note, duly executed by the Buyer, which will be sent via     overnight courier on the Closing Date to Seller’s counsel;

(vii)

the Security Agreement, duly executed by the Buyer;

(viii)

the Buyer Stock, which may be delivered within five (5) days of Closing;

(ix)

the Subordination Agreement, duly executed by the Buyer and Chase; and

(x)

all of the other agreements, instruments, documents and organizational approvals reasonably necessary for the Buyer to consummate the transactions contemplated thereby.

3.6

Allocation of Purchase Price.  The Cash Purchase Price and the Buyer Note (along with all other items of consideration for tax purposes and including any adjustment thereto under Section 3.3 or otherwise) shall be allocated as set forth on Schedule 3.6.  The Buyer and the Seller shall file all Tax Returns consistent with such allocation.  The Buyer and the Seller shall not take any position for Tax purposes (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law.

ARTICLE IV
ASSUMPTION OF LIABILITIES

As partial consideration for the Subject Assets, effective on the Closing Date, the Buyer shall assume and perform the Assumed Liabilities.  Except for the Assumed Liabilities, the Buyer shall not be obligated under, nor shall the Buyer be, or become liable for, any obligation, Contract, debt or Liability of the Seller.  The Seller covenants and agrees to pay and discharge all accounts payable, accrued expenses and other Liabilities, whether known or unknown, contingent or noncontingent, of the Seller other than the Assumed Liabilities.  Notwithstanding any other provisions in this Agreement to the contrary, Buyer is not assuming, and Seller shall not be deemed to have assigned or otherwise transferred to Buyer, any of the following Liabilities of the Seller (collectively, the “Excluded Liabilities”):

(a)

Transaction Expenses.  Any Liabilities incurred in connection with this Agreement and the other documents or instruments to be executed and delivered by any party pursuant hereto and the transactions contemplated hereby and thereby.

(b)

Indebtedness.  Any Liabilities arising from or related to obligations for borrowed money or other Indebtedness owed or guaranteed by the Seller or that is secured by any assets of the Seller or any shares of the capital stock or other equity or ownership interests of the Seller, including Liabilities arising under any loan agreement, promissory note, letter of credit, guarantee agreement, finance lease or other evidence of Indebtedness of the Seller.

(c)

Taxes Arising from Transaction.  Any Liabilities for Taxes applicable to, imposed upon or arising out of the sale or transfer of the Subject Assets to Buyer and the other transactions contemplated hereby, including any income, transfer, sales, use, gross receipts or documentary stamp Taxes and all penalties and interest related thereto.

(d)

Income Taxes.  Any Liabilities for income Taxes.

(e)

Insured Claims.  Any Liabilities that would otherwise constitute an Assumed Liabilities to the extent covered by any insurance policy of the Seller in effect prior to the Closing, but only to the extent the Seller receives or could have received proceeds thereunder.

(f)

Litigation Matters.  Any Liabilities relating to any Suits.

(g)

Infringements.  Any Liabilities for infringement of the intellectual property rights of others.

(h)

Liabilities to Affiliates.  Any Liabilities to the Seller’s current or former Affiliates other than those accounts payable of Seller as of the Closing Date relating to such Affiliates reflected on the face of the Final Net Working Capital Statement, but only in the amounts so reflected.

(i)

Violation of Laws or Orders.  Any Liabilities for any violation of or failure to comply with any Law or Order.

(j)

Employee Claims.  Except as expressly set forth in Section 7.5(d), below, any Liabilities relating to or arising out of any employment action, policy, procedure or practice in connection with the application for employment, employment or termination of employment of any Person currently or formerly employed or seeking to be employed by the Seller, including Liabilities based upon breach of employment or labor contract, employment discrimination, unlawful harassment, retaliation, family, medical, military or other employee leave requirements, wrongful termination/discharge, wage and hour or health and safety requirements, workers’ compensation, constructive termination, failure to give reasonable notice or pay in lieu of notice, severance or termination pay or COBRA, ERISA, or the National Labor Relations Act, as amended, the Immigration Reform and Control Act of 1986, as amended, or any equivalent state, municipal, county, local, foreign or other Law.

(k)

Employee Obligations.  Any Liabilities under any Benefit Plan or the rights or Liabilities incident to or incurred in connection with any Benefit Plan, including, but not limited to, those payments set forth on Schedule 5.17(j).

(l)

Environmental Liabilities.  Any Liabilities arising out of, related to or incurred in connection with any pollution, threat or injury to human health, safety or the environment, exposure to or presence, manufacture, processing, recycling, reclamation, distribution, use, treatment, generation, transport or handling, disposal, emission, discharge, storage or release of Waste that (i) is related in any way to the Seller’s or any previous owner’s or operator’s, ownership, operation or occupancy of the Business or the properties and assets being transferred to Buyer (whether owned, leased or otherwise held or utilized), including, without limitation, any failure to comply with any Environmental Laws, or (ii) in whole or in part occurred, existed, arose out of conditions or circumstances that existed, or were caused, on or before the Closing Date, whether or not known by Buyer.

(m)

Successor Liabilities.  Any Liabilities that any person or entity seeks to impose upon Buyer by virtue of any theory of successor liability, including Liabilities relating to environmental matters, any Benefit Plan, product liability, Taxes, labor and employment matters, COBRA, ERISA, the Code, or as a result of Buyer’s failure to comply with any bulk transfer or similar Law.

(n)

Excluded Assets.  Liabilities relating to Excluded Assets.

The Seller shall pay, perform and discharge, as and when due, all of the Excluded Liabilities.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer as follows:

5.1

Existence and Power.  The Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the Commonwealth of Virginia, and has all power and authority required to own and lease its property and to carry on the Business as presently conducted.  True and complete copies of the Seller’s Organizational Documents as in effect immediately prior to the Closing have been furnished to the Buyer by the Seller and are correct and complete as of the date hereof.

5.2

Authorization.  The Seller has the requisite legal capacity, power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder.  All corporate and other actions or proceedings to be taken by or on the part of the Seller to authorize and permit the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the instruments required to be executed and delivered by the Seller pursuant hereto and thereto, the performance by the Seller of its obligations hereunder, and the consummation by the Seller of the transactions contemplated herein, have been duly and properly taken.

5.3

Enforceability.  This Agreement and each Ancillary Agreement to which the Seller is a party has been duly executed and delivered by the Seller, to the extent it is a party thereto, and constitutes a valid and legally binding obligation of the Seller, to the extent it is a party thereto, enforceable against the Seller, to the extent it is a party thereto, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

5.4

Governmental Authorizations.  Except as set forth on Schedule 5.4, to Seller’s Knowledge no Authorization and no material consent, approval or authorization of, declaration to or filing or registration with, any Governmental Entity  is required to be made or obtained by the Seller in connection with the execution, delivery and performance by the Seller of this Agreement or the Ancillary Agreements, the consummation by the Seller of the transactions contemplated hereby or thereby, or to cause any Authorization to be, immediately after the Closing, in full force and effect.

5.5

Noncontravention.  Except as set forth on Schedule 5.5, the execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, will not (i) violate the Organizational Documents of the Seller, (ii) violate any Law or Order applicable to the Seller, (iii) to Seller’s Knowledge, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to termination, cancellation or acceleration of any right or obligation of the Seller or to a loss of any benefit to which the Seller is entitled, under any Material Contract binding upon the Seller, or (iv) result in the creation or imposition of any Lien on any of the Subject Assets, other than the Permitted Liens.

5.6

No Undisclosed Liabilities.  To the Seller’s Knowledge, no circumstances exist and no happenings or events have occurred since January 1, 2009, that will result in any Liability of the Business that will have a Material Adverse Effect.  To the Seller’s Knowledge, except for the Assumed Liabilities, there are no Liabilities of the Business existing as of the Closing Date for which the Buyer will be or will become liable.

5.7

Financial Statements.

(a)

Schedule 5.7 contains true and complete copies of the following financial statements (collectively, the “Financial Statements”):

(i)

The unaudited consolidated balance sheets of the Seller as of December 31, 2006, 2007 and 2008, and the related statements of income, changes in shareholders’ equity and cash flows for the periods then ended (including the notes contained therein or annexed thereto); and

(ii)

The unaudited consolidated balance sheet of the Seller as of March 31, 2009 (the “Balance Sheet Date”) and the related statements of income, changes in shareholders’ equity and cash flows for the three-month period then ended (such balance sheet hereinafter referred to as the “Recent Balance Sheet”).

(b)

 Each of the Financial Statements fairly presents, in accordance with the accounting principles historically used by the Seller, the assets and Liabilities, financial position, results of operations and cash flows of the Seller, as applicable, as of the date thereof, or for the period related thereto, as applicable, and has been prepared from the Books and Records in accordance with such accounting principles consistently applied throughout all of the periods covered by the Financial Statements (except as may be stated in the notes thereto).  All revenues recorded on the Financial Statements state the revenues of the Business in accordance with GAAP consistently applied throughout all of the periods covered by the Financial Statements (except as may be stated in the notes thereto), except that with respect to revenues relating to certain Contracts with customers, the total revenue to be earned under such Contract was recorded as revenue at the beginning of the Contract period instead of booking unearned revenue over the term of the Contract as required under GAAP.

(c)

The Seller has not entered into any transaction involving the factoring of receivables, synthetic leases, off balance sheet research and development arrangements or the use of special purpose entities for any off balance sheet activity.

5.8

Absence of Certain Changes.  Except as disclosed on Schedule 5.8, the Seller has conducted the Business since the Balance Sheet Date in the ordinary course, consistent with past practices.  Without limiting the generality of the foregoing, since the Balance Sheet Date, except as disclosed on Schedule 5.8, there has not been any event, occurrence, development or set of circumstances or facts which has had or is likely to have a Material Adverse Effect, and the Seller has not:

(a)

adopted or proposed any amendment to the Seller’s Organizational Documents;

(b)

sold, licensed or otherwise transferred (or entered into any agreement to sell, license or transfer) any of the Subject Assets;

(c)

made any capital expenditure or committed to make any capital expenditure in excess of $25,000;

(d)

terminated or materially amended, modified or assigned any material rights relating to any Contract, or entered into any new Contract relating to the Business or the Subject Assets, in each case other than in the ordinary course of business;

(e)

mortgaged, pledged or subjected to Liens, other than Permitted Liens, any Subject Assets;

(f)

assumed, incurred or guaranteed any Indebtedness or modified the terms of any existing Indebtedness;

(g)

canceled any debts, other than in the ordinary course of business, or waived any claims or rights of substantial value;

(h)

made any material changes in its accounting methods, principles or practices;

(i)

made any material Tax election, changed its method of Tax accounting or settled any claim relating to Taxes;

(j)

amended, terminated, canceled or compromised any material claims of the Seller or waived any other rights of substantial value to the Seller;

(k)

made any declaration, set aside for payment or made any payment of any distribution in respect of its equity securities, or made any direct or indirect redemption, purchase or other acquisition of its own equity securities, other than Tax distributions, if any, in the ordinary course of business;

(l)

granted credit to any customer on terms or in amounts more favorable in any material respect than those which would have been extended to such customer in the past; or

(m)

agreed, whether in writing or otherwise, to do any of the foregoing.

5.9

Material Contracts.

(a)

The applicable subsection of Schedule 5.9(a) contains a list (corresponding with the corresponding subsection of this Section 5.9(a), below) of each Contract in existence as of the date hereof pursuant to which the Seller is a party, or by which the Subject Assets are bound, that:

(i)

is for the purchase, license or sale by or to the Seller of either (a) Software, or (b) other of products, materials, supplies, goods, equipment, or other assets or services that is for annual consideration of greater than $25,000 and cannot be canceled without penalty by the Seller with less than thirty (30) days’ notice;

(ii)

is a capitalized lease or a lease of personal property involving annual payments by the Seller of greater than $25,000;

(iii)

is a Real Property Lease (as defined in Section 5.15);

(iv)

creates a partnership, joint venture or similar agreement which involves a strategic alliance with another Person or a sharing of revenues, profits, losses, costs or Liabilities by the Seller with such Person;

(v)

is a consulting, development, joint development or similar Contract relating to any of the Intellectual Property of the Seller, or a Contract requiring Seller to assign, license, dispose, or otherwise transfer or grant interests in any  Intellectual Property of the Seller;

(vi)

grants a right of first refusal, a first offer or similar preferential right to purchase or acquire any right, asset or property of Seller or the capital stock or other securities of the Seller;

(vii)

is a sales representative, agency agreement, royalty arrangement or similar arrangement based upon the revenues or profits of the Seller;

(viii)

is an agreement with any current or former shareholder, officer, director, or Employee of the Seller, other than a Benefit Plan, including, but not limited to, any employment, severance, separation, redemption, purchase, anti-dilution, registration rights, voting, operating or similar agreement affecting or relating to the equity securities of the Seller;

(ix)

restricts the Seller from engaging, or competing with any Person, or soliciting the customers of any Person, in any line of business or in any market or industry;

(x)

is with a Seller Related Party (as defined in Section 5.22, below);

(xi)

relates to the acquisition of the Business by the Seller (whether by merger, purchase of equity interests, purchase of assets or otherwise);

(xii)

relates to any Lien on the Subject Assets;

(xiii)

is a guarantee of the payment or performance of any Person of any amount or obligation, other than endorsements for collection made in the ordinary course of business; or

(xiv)

is a litigation settlement agreement (or similar contract) covering any Employee.

(b)

Except as disclosed in Schedule 5.9(b), each Material Contract is in full force and effect.  To the Seller’s Knowledge, the Seller is not in default under or in breach of, or in receipt of any written notice of any default or breach under, any Assumed Contract and no condition exists and no event has occurred which, with the passage of time or the giving of notice, or both, would result in any default by the Seller.  To the Seller’s Knowledge, the other party or parties to each Assumed Contract are not in default of the terms of such Assumed Contract.  To the Seller’s Actual Knowledge, no notice or threat (i) to terminate any Material Contract or (ii) to cease doing business or reduce in any material respect the business transacted with the Seller, has been received by the Seller from a party to a Material Contract.  Each Contract relating to the Business to which any Shareholder is a party immediately prior to the Closing will be assigned from such Shareholder to the Buyer pursuant to an assignment and assumption agreement or terminated as of the Closing.

(c)

Schedule 5.9(c) contains a list of each acquisition, investment or shareholder agreement, whether or not in existence as of the date hereof, pursuant to which the Seller is or was a party or by which the Subject Assets are or were bound.

(d)

To the Seller’s Knowledge, the Seller has provided a true and correct copy of each written Material Contract and a written description of each unwritten Material Contract to the Buyer prior to the date hereof.

(e)

Except as set forth on the Material Contracts provided by Seller to Buyer, the Seller does not provide warranties or guarantees with respect to any of its services or products.

(f)

The Seller has not terminated its rights under any noncompetition, nonsolicitation of employees, nondisparagement or nondisclosure covenant made by a current or former Employee of the Seller other than those covenants made by Lewis prior to the Closing.

5.10

Suits.  Except as set forth on Schedule 5.10, there are no Suits pending or, to the Seller’s Knowledge, threatened, and to the Seller’s Knowledge no material claims have been made or written inquiries received against the Seller for any reason.  None of the matters set forth on Schedule 5.10 has had or could reasonably be expected to have a Material Adverse Effect or could affect the legality, validity or enforceability of the Agreement, any Ancillary Agreement or the consummation of the transactions contemplated thereby.  Except as disclosed on Schedule 5.10, there are no Orders to which the Seller is subject (nor, to the knowledge of the Seller, are there any Orders threatened to be imposed).  To the Seller’s Knowledge, no circumstances or facts exist as of the Closing Date that, will result in the Seller or any of its officers or directors becoming a party to a Suit or subject to an Order that would have a Material Adverse Effect.  To the Seller’s Knowledge, the Seller is not in default under or in breach of, or in receipt of any written notice of any default or breach under, any Contract with a customer of the Seller and no condition exists and no event has occurred which, with the passage of time or the giving of notice, or both, would result in any default by the Seller.  To the Seller’s Knowledge, no customer of the Business is in default of the terms of any Contract with the Seller.  Schedule 5.10 identifies all material Suits and Orders to which the Seller has been a party to in the past five (5) years.

5.11

Compliance with Laws.  The Seller: (i) is not, and has never been, in violation of its Organizational Documents and (ii) has not, in any material respect, failed to obtain, or to adhere to the requirements of, any Authorization necessary for the ownership of the Subject Assets or the operation of the Business.  The Seller is, and at all times has been, in material compliance with all Laws and Orders to which it is subject.  Except as set forth on Schedule 5.11(a), the Seller has not received written notice from any Governmental Entity of any violation or alleged violation by it of any applicable Laws or Orders.  To the Seller’s Knowledge, no pending or proposed change to applicable Laws or Orders will result in a Material Adverse Effect. Schedule 5.11(b) contains a list of all Authorizations currently issued in favor of the Seller, all of which are in full force and effect.  No event has occurred, and no circumstance exists that (with or without notice or lapse of time) constitutes a material violation of, or a material failure to comply with, any term or requirement of any Authorization listed.  To Seller’s Knowledge, all reports and returns required to be filed by the Seller with any Governmental Entity has been filed and was accurate and complete when filed.

5.12

Title to Assets.

(a)

The Seller has good and marketable title to or, in the case of leased property has valid leasehold interest in, all of the Subject Assets, tangible and intangible, including, without limitation the assets set forth on Schedule 5.12, necessary to conduct the Business as presently conducted, and except for Permitted Liens, the Subject Assets are free of Liens.  The Subject Assets are sufficient for the operation of the Business in the ordinary course of business and are suitable for the purpose for which they are being used.

(b)

To Seller’s Knowledge, Schedule 5.12 lists each item of personal property (or like groups of personal property) with a value in excess of $5,000 used by the Seller in the Business or that is owned by the Seller.

5.13

Intellectual Property.

(a)

Schedule 5.13(a) contains a complete list (specifying the owner thereof, the registration or application number, if applicable, and the license agreement, if applicable) of (i) all patented or registered Intellectual Property (A) owned by the Seller or (B) used in the Business pursuant to a written license agreement (excluding commercially available, off-the-shelf software programs licensed pursuant to shrink-wrap or “click to accept” agreements), and all applications therefor (collectively, “Registered Intellectual Property”), (ii) all Software (excluding commercially available, off-the-shelf software programs licensed pursuant to shrink-wrap or “click to accept” agreements), and (iii) all common law trademarks or copyrights owned by the Seller and used in the Business.  Except as otherwise set forth on Schedule 5.13(a), none of such Intellectual Property has been cancelled, abandoned or adjudicated invalid or unenforceable, and all renewals and maintenance fees in respect of the Registered Intellectual Property have been duly paid.

(b)

Except as set forth on Schedule 5.13(b), the Seller owns all rights, title and interest in and to the Intellectual Property described on Schedule 5.13(a) as being owned by the Seller, free and clear of any Liens, except for Permitted Liens, and no current or former employee, officer or consultant of the Seller has any right, title or interest in or to any of the items described on Schedule 5.13(a) as being owned by the Seller.

(c)

Except as set forth in Schedule 5.13(c), the Seller possesses the valid right to use in the manner currently used in the Business all material Intellectual Property described on Schedule 5.13(a) as being licensed by the Seller, free and clear of any Liens, except for Permitted Liens, and subject to minimal royalty payments.

(d)

Except as set forth in Schedule 5.13(d), the Seller possesses the valid right to use in the manner used in the operation of the Business, all material Intellectual Property used in or necessary for the operation of the Business.

(e)

Schedule 5.13(e) contains a complete list (including the owner thereof, the registration or application number if applicable, the termination or expiration dates thereof and any license or other agreement relating thereto) of all material Intellectual Property (i) licensed to the Seller (excluding generally commercially available, off the shelf software programs licensed pursuant to shrink-wrap or “click to accept” agreements), other than Registered Intellectual Property, or (ii) licensed by the Seller to any third party.

(f)

Except as set forth on Schedules 5.13(d) or (f), (i) the Seller is not infringing, misappropriating or otherwise violating in any material respect the intellectual property of any other Person, (ii) the Seller has not received any complaint, claim or other notice alleging that the operation of the Business or any of the Intellectual Property owned by the Seller or used with the Business is infringing, misappropriating or otherwise violating the intellectual property of any other Person, and (iii) to the Seller’s Knowledge, no other Person is infringing, misappropriating or otherwise violating the Intellectual Property owned or used by the Seller.

(g)

Except as set forth on Schedule 5.13(g), each item of Intellectual Property used in the Business will, immediately subsequent to the Closing, be owned by the Buyer or available for use on such terms as are identical to those pursuant to which such Intellectual Property is owned or available for use by the Seller immediately prior to the Closing.

(h)

The Seller has taken commercially reasonable measures to safeguard and maintain the confidentiality of any and all trade secrets or other confidential information owned by or licensed to the Seller and used in the Business (including by entering into non-disclosure agreements with members, officers, directors, employees and other Persons given access by the Seller to such confidential information).  Schedule 5.13(h) lists all non-disclosure agreements or similar confidentiality agreements in the form disclosed to the Buyer between the Seller and any of its shareholders, officers, directors, employees and other Persons given access by the Seller to confidential information owned by or licensed to the Seller and used in the Business.  Except as expressly set forth on Schedule 5.13(h), to the Seller’s Knowledge:  (i) none of the trade secrets owned by the Seller has been disclosed or made available to any third party except pursuant to an obligation of confidentiality set forth in a written agreement, and (ii) the Seller has not violated in any material respect any obligations not to disclose any trade secrets or other confidential information of any third party set forth in any written agreement to which the Seller is a party.

(i)

Schedule 5.13(i) contains a list of the Seller’s material information systems (including, computer systems, programs, networks, hardware, intellectual property software, software engines, databases, operating systems, contents, Internet websites and equipment used to process, store, maintain and operate data, information and functions used in, intended to be used in, or held for use in the Business).

(j)

Schedule 5.13(j) includes a list of (i) each Person who has authored any portion of the Software used in the Business, (ii) the nature of each such Person’s relationship with the Seller, and (iii) all Contracts executed by such Persons for the benefit of the Seller with respect to any programs authored by such Persons.

(k)

Copies of all algorithms, tools and other Software and all source and object programs and codes and related documentation incorporated in, used in and/or related to the Business have been delivered to the Buyer.  Such algorithms, tools, Software, programs, codes and documentation are fully useable and understandable by persons ordinarily skilled in computer programming and are sufficient to permit the maintenance and further development of all Software products related to the Business.  Without limitation, the Seller’s source code includes a full source language statement of the programs comprising all of the Software used in the Business, including any support utilities which are not commercially available and which are required to build the object code from the source code.

(l)

With respect to the Software:

(i)

The Software performs substantially in accordance with its intended purpose and will continue to operate in accordance with its intended purpose based on the load expected (as of the Closing Date) for the Business during the twelve (12) month period following the Closing Date.  To the Seller’s Knowledge, Schedule 5.13(l)(i) sets forth bugs, faults, defects or deficiencies relating to the Software; and

(ii)

To the Seller’s Knowledge, the Seller has not disclosed the source code for any of the Software or other confidential or proprietary information constituting, embodied in or pertaining to the Software to any Person other than employees or contractors of the Seller or other third parties who are bound by confidentiality agreements in substantially the form disclosed to the Buyer.  Except as set forth on Schedule 5.13(l)(ii), none of the Software has been placed in escrow or is subject to other arrangements pursuant to which the source code has been or could be delivered or disclosed to any third party except for the Buyer.

(m)

Except as set forth on Schedule 5.13(m), the Seller does not utilize any Open-Source Software in conducting the Business as currently conducted and as currently proposed to be conducted.  “Open-Source Software” means all software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), the Artistic License (e.g., PERL), the Netscape Public License, the Sun Community Source License (SCSL), the Sun

Industry Standards License (SISL), or any other license described by the Open Source Initiative as set forth on www.opensource.org as of the date hereof.  The use of any Open-Source Software by the Seller in conducting the Business as currently conducted and as currently proposed to be conducted (x) is permissible, (y) does not infringe upon the rights of any third party, and (z) does not violate any agreements, constraints, requirements or restrictions on or relating to such Open-Source Software.  The use of any Open-Source Software by the Seller in conducting the Business as currently conducted and as currently proposed to be conducted does not obligate the Seller to (A) distribute or disclose in source code form any other software combined or distributed with such Open-Source Software, or (B) license or otherwise make available on a royalty free basis any such other software that is combined or distributed with such Open-Source Software.  No Open-Source Software used, or held for use, by the Seller in conducting the Business as currently conducted and as currently proposed to be conducted is used under any license that (i) contains restrictions or constraints that conflict with the current or intended use of such Open-Source Software, (ii) inhibits the ability to preserve the proprietary nature, whether in whole or in part, of any software created by or for use by the Seller in conducting its business as currently conducted and as currently proposed to be conducted or (iii) requires disclosure of the source code of any software created by or for use of the Seller in conducting the Business as currently conducted and as currently proposed to be conducted.

(n)

The Seller possesses substantially all of the data necessary or required to populate (as required by the Contracts between the Seller and its customers) the whole goods catalogs supported on all websites created by the Seller for customers of the Seller.

5.14

Insurance.  Schedule 5.14 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage, bond and surety arrangements) to which the Seller is a party, a named insured, or otherwise the beneficiary of coverage (whether current or for which “occurrence” or “tail” coverage remain in effect):

(a)

the name of the insurer and the name of the policyholder; and

(b)

the policy number and the period of coverage.

To Seller’s Knowledge, a true and correct copy of each insurance policy described on Schedule 5.14 has been delivered to the Buyer.  In the five (5) years prior to the Closing Date, the Seller has not suffered an involuntary cancellation of any insurance policy relating to the Business.  To the Seller’s Knowledge, all of the Subject Assets and risks of the Seller are covered by one of the policies listed on Schedule 5.14.  Except as set forth on Schedule 5.14, there are no pending claims against or any existing facts which are reasonably likely to result in a claim against the insurance policies listed on Schedule 5.14.  There are no self-insurance arrangements by or affecting the Seller (other than deductibles and self-insured retentions under the policies of insurance referred to above).

5.15

Real Property.  The Seller owns no real property and has never owned any real property.  Schedule 5.15 contains a true and complete list of all leases and subleases and any other occupancy or similar agreements entered into by, or binding on, the Seller, whether as lessor or lessee, together with all written waivers, modifications and amendments thereto or agreements or written correspondence providing for any deviation therefrom or supplements thereto, including, without limitation, leases or subleases of, or any other occupancy agreements relating to, real property (the “Real Property Leases”).  The Seller has delivered to the Buyer true and complete copies of the Real Property Leases prior to the date hereof.  The leasehold interest in the real property leased under the Real Property Leases, including any common areas, easements and licenses associated therewith (the “Real Property”), constitutes all of the real property necessary to conduct the Business as currently conducted.  Except as expressly set forth on Schedule 5.15, no other amounts are owed or reasonably likely to be owed by the Seller with respect to any parcel of Real Property.  The Seller enjoys peaceful and undisturbed possession of the Real Property and no easement or other access right is required to utilize such Real Property.  To the Seller’s Knowledge, no portion of the Real Property is subject to any pending or threatened condemnation or other similar proceeding by any Governmental Entity.  Except as expressly disclosed in Schedule 5.15, there are no (i) contracts or other agreements, written or oral, to which the Seller is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Real Property or (ii) parties (other than the Seller) in possession of the Real Property.  To Seller’s Knowledge, each parcel of Real Property is in compliance with all applicable Laws and Orders.  The Seller has good and valid title to the leasehold estate under each such Real Property Lease free and clear of all Liens other than Permitted Liens.  The plants, buildings and structures that are part of the Real Property are in all material respects in the condition required by the terms of the applicable Real Property Lease (without payment, penalty or forfeiture of deposits).  The Seller has received all required material approvals of Governmental Entities (including permits and certificates of occupancy or other similar certificates permitting lawful occupancy by the Seller of the Real Property) required in connection with the Seller’s lease and operation of the Real Property.  Except as expressly disclosed in Schedule 5.15, the Seller has not received any written notice of any violation or alleged violation of any Laws or Orders applicable to the Real Property, including any nonconforming use thereof.  There are no disputes pending or, to the Knowledge of the Seller, threatened, by or against the owner or lessor of any Real Property.  No material repairs have been or are currently planned to be requested with respect to any Real Property subject to any Real Property Lease.  All of the Real Property is supplied with utilities (including water, sewage, electricity and telephone) necessary for the operation of the Real Property as currently operated.

5.16

Employees.

(a)

Schedule 5.16(a) hereto sets forth a true and complete list of all Employees as of the Closing Date, and sets forth a true and correct listing of each such Employee’s current base salary and the compensation amounts paid to each Employee with respect to 2009, including (i) base salary, (ii) bonus arrangements and (iii) commission arrangements.

(b)

Except as set forth on Schedule 5.16(b), the Seller has (i)  no unfair labor practice charge or complaint or other proceeding pending or, to Seller’s Knowledge, threatened against it, (ii)  no labor strike, slowdown or stoppage pending or, to Seller’s Knowledge, threatened against it, (iii)  no pending collective bargaining negotiations relating to its Employees, (iv)  no pending petitions for recognition of a labor union or association as the exclusive bargaining agent for any or all of the Employees, (v)  no pending arbitrations, grievances, suits or administrative proceedings before any Governmental Entity relating to labor or employment matters involving any Employees, or (vi) not been or is not a party to or otherwise bound by any collective bargaining agreement or Contract with a labor union or labor organization nor, to the Seller’s Knowledge, are there any activities or proceedings of any labor union to organize any persons employed by the Seller.  During the last six (6) months, no Active Transferred Employee has notified the Seller of his or her intentions to, or, to the Seller’s Knowledge, has otherwise threatened orally or in writing to the Seller to, terminate his or her employment with the Seller or the Business.  Except as set forth on Schedule 5.16(b), the Seller has not had or experienced (i) any union organization attempts, labor strikes or work stoppages or (ii) any arbitrations, grievances, suits or administrative proceedings before any Governmental Entity relating to labor or employment matters involving any current or former Employee.

(c)

Except as set forth in Schedule 5.16(c), the Seller is currently in compliance in all material respects with all applicable Laws relating to health and safety or the employment of labor, including, but not limited to, the Fair Labor Standards Act of 1938, as amended, the Family and Medical Leave Act, the Occupational Safety and Health Act of 1970, as amended (“OSHA”), and the American with Disabilities Act.  There are no pending OSHA Suits against the Seller, and in the five (5) years prior to Closing, the Seller has not received any notice from any Governmental Entity of any OSHA violations by the Seller.  To the Seller’s Knowledge, all individuals classified by the Seller as independent contractors have been properly classified as nonemployees for purposes of applicable Laws.  To the Seller’s Knowledge, the Seller is, and at all times has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986.

(d)

Prior to the Closing (and not in connection with the terminations of employment contemplated by Section 7.5(a)), the Seller terminated the employment of those Employees of the Business who did not perform their duties to Seller’s satisfaction as indicated in the Books and Records.

(e)

No Employee is obligated under any Contract (including licenses, covenants or commitments of any nature), or subject to any Order, that would interfere in any material respect with their duties to the Seller or that would conflict in any material respect with the Business.

(f)

Prior to the Closing Time, the Seller has never implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”) or any similar state or local Law.

(g)

The Seller has delivered to the Buyer copies of all reports of the Seller required under OSHA, and under all other applicable health and safety Laws and the deficiencies, if any, noted on such reports have been corrected.

5.17

Benefit Matters.

(a)

Benefit Plans Generally.  Schedule 5.17(a) attached hereto contains a true and complete list of all Benefit Plans.

(b)

Multiemployer Plans Generally.  No Benefit Plan listed on Schedule 5.17(a) is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), a “multiple employer plan” (within the meaning of Section 413 of the Code) or a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) and the Seller has never contributed to, maintained or been a member of any such plan or arrangement.

(c)

Pension Plans.  The Seller has no material Liability with respect to any pension plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code.

(d)

Qualified Plans.  With respect to each Employee Plan intended to qualify under Section 401(a) of the Code, except as set forth on Schedule 5.17(d), such Employee Plan has received a determination letter or opinion letter from the Internal Revenue Service (the “IRS”) stating that the form of such plan is so qualified.

(e)

Compliance.  Each Benefit Plan complies and has been administered in accordance with all applicable Laws, including ERISA and the Code, as applicable.

(f)

Contributions.  The Seller has made all payments and contributions to all Benefit Plans on a timely basis as required by the terms of each such Benefit Plan (and any insurance contract funding such plan) and any applicable Law.

(g)

Prohibited Transactions. To Seller’s Knowledge, (i) no nonexempt “prohibited transactions” as such term is defined in Section 406 of ERISA or Section 4975 of the Code have occurred with respect to any Benefit Plan, and (ii) the Seller has no Tax Liability under Section 4975 of the Code.  Except as required by applicable Law, (A) to Seller’s Knowledge, the Seller has not engaged in any transaction in connection with which the Seller could reasonably be expected to be subject to a criminal or civil penalty under ERISA, and (B) no Benefit Plan, nor any trust which serves as a funding medium for any such Benefit Plan is, to Seller’s Knowledge, currently under examination by the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court, other than applications for determinations pending with the IRS.

(h)

Documentation.  To Seller’s Knowledge, the Seller has provided to the Buyer true and complete copies of the following documents: (i) to the extent applicable, all plan documents, amendments and trust agreements relating to each Benefit Plan, including, without limitation, any insurance contracts under which benefits are provided, as currently or most recently in effect; (ii) to the extent applicable, the most recent annual and periodic accountings of plan assets; (iii) to the extent applicable, the most recent IRS notification, opinion or determination letter relating to any Benefit Plan which is a pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code, (iv) to the extent such reports were required, all annual reports filed on Form 5500 or 5500C/R, as applicable, for the most recent plan year for which such form is currently required; and (v) the current summary plan description, if any is required by ERISA to be prepared and distributed to participants, for each Benefit Plan.

(i)

Post-Retirement Benefits.  Except as set forth on Schedule 5.17(i), to the Seller’s Knowledge, no Benefit Plan provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits or has any obligation under any plan that provides such benefits, except to the extent of the continuation coverage rules as provided under Sections 601 through 608 of ERISA (“COBRA”) or any similar applicable state law.  Schedule 5.17(i) also sets forth each former employee receiving COBRA coverage as of the Closing Date.

(j)

Severance Payments.  Except as set forth on Schedule 5.17(j), neither the execution of this Agreement, the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) entitle any Employees to severance pay or any increase in severance pay upon any termination of employment, (ii) accelerate the time of payment or vesting or trigger any payment or funding of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, or (iii) (except with respect to benefits accrued on or prior to Closing) limit or restrict the right of the Seller to merge, amend or terminate any of the Benefit Plans.

(k)

Future Commitments.  The Seller has no announced plan or legally binding commitment to create any additional Benefit Plans or to amend or modify any existing Benefit Plans.

5.18

Environmental Matters.  Except as set forth on Schedule 5.18, (a) the Seller is, and has always been, in compliance with all applicable Environmental Laws, (b) the Seller has not received any claim or been made party to any Suit with respect to the Business or any Real Property from any Governmental Entity or third party relating in any way to any Environmental Law, nor to the Seller’s Knowledge, are any such Suits threatened, (c) to Seller’s Knowledge, there has been no “release” or “discharge” of a “hazardous substance,” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq. on:  (i) any Real Property, or during the Seller’s lease, use or occupancy thereof; (ii) on any property formerly owned, leased, used or occupied by the Seller in connection with the Business; or (iii) from any property on which a hazardous substance generated by the Seller was placed for disposal, and (d) the Seller has no actual or, to the Seller’s Knowledge, alleged Liabilities under any Environmental Law.  The Seller has not used any portion of the Real Property as a landfill or for the storage of any “hazardous substance,” and to the Seller’s Knowledge, no other Person has used any portion of the Real Property for such purposes.  To Seller’s Knowledge, there are no, and have never been, any underground storage tanks on the Real Property.  To Seller’s Knowledge, there is no environmental condition or contamination on the Real Property that has (i) given rise to an Order applicable to the Seller, or (ii) caused the Seller to incur payment obligations under the Real Property Leases or any other real property lease executed by the Seller prior to the Closing.

5.19

Taxes.

(a)

Except as set forth on Schedule 5.19(a), all Tax Returns required to be filed by the Seller have been timely and duly filed, and all such Tax Returns and amendments thereto are true, complete and correct.  Except as set forth on Schedule 5.19(a), the Seller has paid all Taxes it is required to have paid under applicable Law, whether or not shown on such Tax Returns.

(b)

The Seller has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any Employee, independent contractor, or other Person.  The Seller has paid all sales Taxes required to have been paid by the Seller or taken such other actions as are necessary to ensure exemption from any requirements to remit such sales Taxes.

(c)

The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return, which return has not been filed.

(d)

No Tax Returns of the Seller are currently being audited, examined or investigated or are the subject of other proceedings by any Governmental Entity, nor has the Seller received any outstanding written notice of the institution of, or intent to institute, any such audit, examination, investigation or proceeding and the Seller is not a party to any action or proceeding for assessment or collection of Taxes and no such action or proceeding has been asserted in writing.  Schedule 5.19(d) sets forth the most recent income, franchise or similar Tax Return of the Seller for which an audit has been completed.  No waiver or extension of any statute of limitations has been executed by the Seller with respect to Taxes of the Seller which is still in effect.  The Seller has not received written notice of any claim by a taxing authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by such jurisdiction.

(e)

Except as set forth on Schedule 5.19(e), the Seller is not a party to any Tax sharing or Tax allocation agreement or any other agreement pursuant to which they are obligated to pay the Taxes of another Person.  The Seller has no obligation (contingent or otherwise) to make any distribution to its shareholders upon an adjustment (by audit or otherwise) of the Tax Returns of the Seller for periods up through and including the Closing.

(f)

The Seller has provided to the Buyer true and correct copies of all income Tax Returns of the Seller for the tax years ended December 31, 2006, December 31, 2007 and December 31, 2008.

(g)

None of the Purchase Price is subject to Tax withholding of any type.

(h)

The Seller has no Liability for the Taxes of any other Person under Treasury Regulation §1.1502-6 (or any similar provision under the Law), as a transferee or successor, by Contract or otherwise.

5.20

Powers of Attorney.  Except as set forth on Schedule 5.20, the Seller has not granted any powers of attorney to any Person.

5.21

Brokers.  Except as set forth on Schedule 5.21, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Seller (or any Shareholder) who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.22

Affiliate Transactions.  Except as set forth in Schedule 5.22 and except for payments under compensation arrangements disclosed in Schedule 5.16(a), none of (i) the Shareholders (or any of their parents, spouses, siblings or children), or (ii) any Affiliates of the Seller or any Persons described in subsection (ii), above (collectively, “Seller Related Parties”) is a party to any Contract with the Seller or is directly or indirectly interested in any Contract with the Seller.  The Seller has not given any guarantees or assumed any obligations of, or has any indebtedness or other payment obligations to, any Seller Related Parties, and no such Person has any indebtedness or payment obligations to the Seller.  Except as set forth in Schedule 5.22, neither the Shareholders nor any Seller Related Party (i) has any material direct or indirect financial interest in any competitor, supplier or customer of the Seller, or (ii) owns, directly or indirectly, in whole or in part, or has any other material interest in, any Real Property or any tangible or intangible assets which the Seller currently uses in the conduct of the Business.  Schedule 5.22 sets forth a list of each transaction between the Seller on the one hand, or a Seller Related Party, on the other hand, in the twenty-four (24) months immediately preceding the Closing Date, other than ordinary course transactions undertaken in the course of or as a result of employment of a Seller Related Party with the Seller.  All matters referenced in this Section 5.22 have been conducted and reflected in the Books and Records on an arms’ length basis.

5.23

Officers and Directors; Shareholders.  A true and complete list of the current officers and members of the board of directors of the Seller is set forth on Schedule 5.23 hereto.  Each Shareholder is the record and beneficial owner of the shares of capital stock or other equity or ownership interests of Seller that are set forth in Schedule 5.23.  No Person other than the Shareholders owns any such shares or other equity, voting or ownership interests of the Seller.

5.24

Customers; Suppliers.  Schedule 5.24 sets forth the names, addresses, transaction volume and annual revenue of each of (i) the fifteen (15) most significant customers of the Seller (in each case, based on aggregate revenue received by the Seller) for 2008, and (ii) the ten (10) most significant suppliers of the Seller (in each case, based on aggregate payments made by the Seller) for 2008.  Except as expressly set forth on Schedule 5.24, to the Seller’s Actual Knowledge:

(a)

the Seller has not received any notice that any such customer has ceased or intends to cease, to use the products, goods or services of the Business;

(b)

the Seller has not received any notice that any such customer has reduced or intends to reduce, the revenue attributable to such customer for products, goods or services provided by the Seller during the twelve (12) month period prior to the Closing; and

(c)

the Seller has not received any notice that any such supplier has materially changed, or intends to materially change, the terms of its business relationship with the Seller.

5.25

FCPA.  The Seller has conducted all of its activities in full compliance with the U.S. Foreign Corrupt Practices Act, as amended, and the regulations adopted thereunder (“FCPA”).  Neither the Seller, nor anyone acting on its behalf, has made or offered any payment or given anything of value directly or indirectly to any government official or to any official of a political party or candidate for public office in violation of the FCPA, or otherwise has made an illegal payment or contribution of any kind.

5.26

Receivables.  Schedule 5.26 sets forth aged lists of the Subject Receivables.  Except to the extent reserved for in the Recent Balance Sheet or disclosed pursuant to Schedule 5.22, (a) all Subject Receivables arose from the sale of products, goods or services to Persons who are not Seller Related Parties in bona fide arm’s length transactions in the ordinary course of business consistent with past practice and constitute only valid, undisputed claims of the Seller not subject to valid claims of setoff or other defenses or counterclaims, other than normal cash discounts accrued in the ordinary course of business consistent with past practice, (b) there is no written agreement expressly providing for specific claims for set-off, and (c) to the Seller’s Knowledge, no Person has asserted a right or claim of set-off against any Subject Receivables.  Except as expressly set forth in Schedule 5.26, since January 1, 2009, the Seller has collected its accounts receivable in the ordinary course of business and in a manner which is consistent in all material respects with past practices.

5.27

Accounts Payable.  Schedule 5.27 lists a true and correct aging summary of the accounts payable of the Seller as of April 24, 2009.  All of the accounts payable of the Seller which are outstanding as of the Closing arose in bona fide arm’s length transactions in the ordinary course of business and no such account payable is (i) payable to a Seller Related Party, (ii) more than forty-five (45) days past due, or (iii) the subject of any written past due notice or written payment demand (other than the original invoice) received by the Seller.  Since January 1, 2009, the Seller has paid its accounts payable in the ordinary course of business and in a manner that is consistent with past practices.

5.28

Solvency.  The Seller has not:  (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

5.29

Loans and Advances.  The Seller has not made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is the Seller obligated or committed to make any such loan or advance, nor does the Seller own any capital stock or assets comprising the business of, obligations of, or any interest in, any Person except, in each case, for advances to Employees of the Seller in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Seller.

5.30

Product Warranties and Liability.  Except as described on Schedule 5.30, no products that have been sold or distributed by the Seller are subject to any guaranty, warranty or other indemnity issued by, or guaranteed by, the Seller (including as a result of any course of conduct between the Seller and any Person or as a result of any statements in any of the Seller’s product or promotional literature).  Schedule 5.30 includes copies of the current standard terms and conditions of sale for the Seller.  Except as set forth on Schedule 5.30, since January 1, 2008, there have been no warranty claims with respect to any products licensed, sold or delivered by the Seller.  There are no pending or, to the Seller’s Knowledge, threatened (i) claims for product returns, (ii) claims for warranty obligations, or (iii) claims for product services, other than, in the case of items (i)-(iii), above, those arising in the ordinary course of business consistent with past practice.

5.31

Outstanding Indebtedness.  Other than as set forth in Schedule 5.31, the Seller has no outstanding Indebtedness as of the date hereof.

5.32

Investment Purpose.  The Seller is acquiring the Buyer Stock for investment only and for the Seller’s own account, and not with a view to resale or other disposition thereof.  The Seller is capable of evaluating the merits and risks of an investment in the Buyer Stock.  The Seller acknowledges that the Buyer Stock is not registered under the Securities Act of 1933, as amended, or any state securities laws in reliance upon one or more exemptions from the registration requirements made available under such Laws.  The Seller covenants and agrees that it will not offer, sell or otherwise transfer the Buyer Stock unless and until the Buyer Stock is registered pursuant to the securities laws of all applicable jurisdictions, or unless the disposition thereof is otherwise exempt from registration thereunder; in the event the Buyer Stock is proposed to be transferred pursuant to an exemption from registration, such proposal must be accompanied by an opinion of counsel reasonably satisfactory to the Buyer to the effect that such transfer complies with applicable securities laws.  The Seller has been directed by the Buyer to review the Buyer’s most recent annual report on Form 10-K, three most recent quarterly reports on Form 10-Q and any Forms 8-K filed since the Buyer’s most recent quarterly report on Form 10-Q, all of which have been filed publicly and can be found on the website for the Securities and Exchange Commission (www.sec.gov) and has been told that the Buyer will provide written copies of such reports to the Seller upon request.

5.33

Disclosure.  No representation, warranty, or statement made by the Seller in this Agreement, any Ancillary Agreement, or any agreement, instrument, certificate, statement, or document furnished by or on behalf of the Seller that is required to be delivered pursuant to Section 3.5(a) of this Agreement at or prior to, Closing in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller, as follows:

6.1

Existence and Power.  The Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Wisconsin.

6.2

Authorization.  The execution, delivery, and performance by the Buyer of this Agreement, the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby (i) are within the Buyer’s corporate powers and (ii) have been duly authorized by all necessary corporate action on the part of the Buyer.

6.3

Enforceability.  This Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by the Buyer and constitute valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.

6.4

Governmental and Third Party Authorizations.  Except as set forth on Schedule 6.4, and except for applicable requirements under corporate or “blue sky” laws of various states, no material consent, approval or authorization of, declaration to or filing or registration with, any Governmental Entity or any other Person is required to be made or obtained by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement or the Ancillary Agreements to which it is a party or the consummation by the Buyer of the transactions contemplated hereby or thereby, except for such consents or approvals the failure of which to obtain would not (i) have a material adverse effect on the business, assets, condition (financial or otherwise), cash flow, results of operations or prospects of the Buyer, taken as a whole, or (ii) materially adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement.

6.5

Noncontravention.  Except as set forth on Schedule 6.5, the execution, delivery and performance by the Buyer of this Agreement, the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate the Organizational Documents of the Buyer, (ii) violate any Law applicable to the Buyer, (iii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to termination, cancellation or acceleration of any right or obligation of the Buyer or to a loss of any benefit to which the Buyer is entitled, under any agreement or other instrument binding upon the Buyer, or (iv) result in the creation or imposition of any Lien on any asset of the Buyer, other than the Permitted Liens, except where such violation, default or creation or imposition of any Lien would not have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or operations of the Buyer, taken as a whole.

6.6

Brokers.  No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Buyer who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

6.7

Capitalization.  The authorized capital stock of the Buyer consists of 25,000,000 shares of Buyer Common Stock.  As of the date hereof, (i) 7,078,125 shares of Buyer Common Stock are issued and outstanding, all of which were duly authorized, validly issued, fully paid and non assessable, and (ii) 17,921,875, shares of Buyer Common Stock are held in the treasury.  All of the shares of Buyer Stock to be issued in connection with this Agreement shall be, when issued, duly authorized, validly issued and nonassessable.

6.8

Suits.  Except as (i) set forth in all the documents Buyer has filed with the Securities and Exchange Commission (all of which have been filed publicly and can be found on the Buyer’s website (www.arinet.com) or the website for the Securities and Exchange Commission (www.sec.gov) ) or (ii) set forth on Schedule 6.8, there are no Suits pending or, to the Knowledge of the Buyer, threatened, and to the Knowledge of the Buyer, no material claims have been made or written inquiries received against the Buyer for any reason, except for those Suits, claims or inquiries that would not reasonably be expected have a Material Adverse Effect (substituting Buyer for Seller and excluding item (ii) in the definition in Section 1.1) on the business, assets, condition (financial or otherwise), prospects or operations of the Buyer, taken as a whole.

6.9

No Material Adverse Change.  Except as set forth on Schedule 6.9, no material adverse change has occurred in the capitalization, assets, liabilities, business prospects, profitability or methods of doing business of the Buyer since the Buyer’s most recent quarterly report on Form 10-Q.

ARTICLE VII
COVENANTS

7.1

Dissolution.  The Seller shall not dissolve, liquidate, merge or enter into any transaction that otherwise terminates its existence until after the two (2) year anniversary of the Closing Date.  The Seller shall provide the Buyer with not less than thirty (30) days’ prior written notice of any such transaction involving Seller.

7.2

Public Announcements.  No party of this Agreement shall, nor shall any of their respective Affiliates, without the approval of the Buyer and the Seller, issue any press release or media statement within sixty (60) days of Closing with respect to the transactions contemplated by this Agreement, except as may be required by applicable Law, in which case the party required to make the release or announcement shall allow the Buyer or the Seller, as the case may be, reasonable time to comment on such release or announcement in advance of such issuance; provided that each of the parties may make internal announcements to their respective employees regarding the transactions contemplated by this Agreement and the Ancillary Agreements.

7.3

Further Assurances.  Each of the parties hereto shall execute such documents and other instruments and take such further actions as may reasonably be required or desirable to carry out the provisions hereof and consummate the transactions contemplated by this Agreement and the Ancillary Agreements.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its respective commercially reasonable efforts  to (a) take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, and (b) obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

7.4

Post-Closing Access to Information; Cooperation.

(a)

Access to Information.  After the Closing, each party to this Agreement shall afford any other party, its respective counsel, accountants and other representatives, during normal business hours, reasonable access to the books, records and other data in such party’s possession relating directly or indirectly to the properties, Liabilities or operations of the Business with respect to periods prior to the Closing, and the right to make copies and extracts therefrom at its expense, to the extent such access is reasonably required by the requesting party for any proper business purpose.  Without limitation, after the Closing, each party shall make available to any other party, as reasonably requested, and to any Tax authority that is legally permitted to receive the following pursuant to its subpoena power or its equivalent, all books, records and other data relating to Tax Liabilities or potential Tax Liabilities relating to the Business for all periods prior to or including the Closing Date and shall preserve all such books, records and other data until the expiration of any applicable statute of limitations for assessment or refund of Taxes or extensions thereof.  Subject to the previous sentence, each party agrees, for a period of six (6) years after the Closing Date, not to destroy or otherwise dispose of any of the books, records or other data described in this Section 7.4(a) without first offering in writing to surrender such books, records and other data to the other parties, which other parties shall have ten (10) calendar days after such offer to agree in writing to take possession thereof.

(b)

Cooperation.  Each party to this Agreement shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with (i) the filing of Tax Returns relating to the Business and (ii) any Suit (including insurance claims) brought by or against any third party in connection with (A) any transaction contemplated by this Agreement or (B) any fact or condition relating to the Business, Subject Assets or Assumed Contract Liabilities.  Such cooperation shall include making available to the requesting party, at such times and under such circumstances so as not to unreasonably disrupt business, the relevant information, documents, records and employees of the cooperating party, allowing the relevant personnel of the cooperating party to assist the requesting party in participating in any such matter (including providing testimony in a Suit), executing and delivering documents or instruments and taking all such action as the requesting party reasonably requests in connection with such matter; provided, however, that the requesting party shall promptly reimburse the cooperating party for all out-of-pocket costs, for a pro-rata portion of the salary (including fringe benefits with such pro-rata portion determined based upon the time spent in connection with cooperation) and for travel and subsistence expenses directly relating to such cooperation of any of the cooperating party’s employees who assist the requesting party (unless the contesting or defending party is entitled to indemnification therefor under Article IX.  Seller and Sifen further agree, as and to the extent reasonably requested by Buyer, to use their respective best efforts to obtain any certificate or other document from any Governmental Entity or other person or entity as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(c)

Adversarial Proceedings Involving Parties.  Notwithstanding the provisions of this Section 7.4, although the existence of a dispute or other adversarial proceeding between or among any of the parties shall not abrogate or suspend the provisions of this Section 7.4, as to such records or other information directly pertinent to such dispute or other adversarial proceeding, the parties may not utilize this Section 7.4 but rather, absent agreement, must utilize the rules of discovery.

7.5

Employee Matters.

(a)

Employment.  The employment of all employees of the Seller identified in Schedule 5.16(a) who are in active employment status as of the Closing Time shall be terminated by Seller as of the Closing Date and simultaneously therewith Buyer may offer employment to any such employees (collectively, the “Active Transferred Employees”) on such terms and conditions as Buyer may determine in its sole discretion, provided, that Lewis and Lintvet shall be offered employment pursuant to the Employment Agreements.  For purposes of this Section 7.5(a), the term “active employment status” includes any individual not actively at work due to illness, short-term disability or sick leave, authorized leave of absence, layoff for lack of work or service in the Armed Forces of the United States but does not include any individual not actively at work due to retirement, resignation, permanent dismissal or long-term disability.  In addition, Buyer may extend an employment offer to any other individuals in its sole discretion.

(b)

Retained Responsibilities.  Seller shall, or shall cause its insurance carriers to, satisfy all claims for benefits, whether insured or otherwise (including workers’ compensation, life insurance, medical and disability programs), under any Employee Plan brought by, or in respect of, those employees of Seller identified in Schedule 5.16(a) and all other current and former employees of Seller, which claims arise out of events occurring on or prior to the Closing Time, in accordance with the terms and conditions of such programs or applicable Laws or Orders without interruption as a result of the employment by Buyer of any such employees as of the Closing Time.

(c)

Payroll Tax.  The parties to this Agreement agree that, with respect to Active Transferred Employees who accept employment with Buyer as of the Closing Date, they respectively meet the definition of “predecessor” and “successor” as defined in Revenue Procedure 2004-53.  For purposes of reporting employee remuneration to the IRS on Forms W-2 and W-3 for the calendar year in which the Closing Date occurs, Seller and Buyer shall utilize the “Alternative Procedure” described in Section 5 of Revenue Procedure 2004-53.  The Parties agree that, for purposes of reporting employee remuneration for Federal Insurance Contributions Act purposes for the calendar year within which the Closing Date occurs, Seller meets the definition of “predecessor” and Buyer meets the definition of “successor” as defined in the IRS Regulation Section 31.3121(a)(1)-1(b).  Seller shall supply Buyer, with respect to all Employees of Seller, all cumulative payroll information as of the Closing Date.  Notwithstanding the foregoing, Buyer shall not assume any Liabilities with respect to such cumulative payroll information, and all such Liabilities shall be the sole responsibility of Seller.  Seller shall pay all such Liabilities as and when due.  Each party to this Agreement shall cooperate in good faith to adopt similar procedures under applicable state, municipal, county, local, foreign or other Laws.

(d)

Termination Benefits.  Buyer shall be solely responsible for, and shall pay or cause to be paid, severance payments and other employment termination benefits, if any, to Active Transferred Employees who become employees of Buyer and become entitled to such payments or benefits by reason of any events occurring after the Closing Date (except for those benefits that arise under any Benefit Plan).  If any action on the part of Seller on or prior to the

Closing Date, or if the sale to Buyer of the Subject Assets pursuant to this Agreement or the transactions contemplated hereby, or if the failure by Buyer to hire as an employee of Buyer any employee of Seller, shall directly or indirectly result in any Liabilities for severance payments or other employment termination benefits under the Benefit Plans, then such Liabilities shall be the sole responsibility of, and shall be paid by, Seller; provided, however, that (i) Liabilities for Suits that arise from the termination by Seller of Seller’s Employees as of the Closing Date that are unrelated to any Benefit Plans or any violation of Law, Order or Contract by Seller prior to the Closing Time shall be the responsibility of Buyer, and (ii) the Buyer shall reimburse Seller for fifty percent (50%) of all severance payments (if any) under the Seller’s severance policy as historically implemented as described by the Seller to the Buyer prior to the Closing Time, excluding non-severance payments including change in control payments or bonus payments, that Seller is required to make under the Benefit Plans and paid to Active Transferred Employees who become employees of Buyer on the Closing Date (other than Lewis and Lintvet and any payments set forth in Schedule 5.17(j)) up to a maximum reimbursement amount of Thirty Thousand Dollars ($30,000), and Buyer shall have no other liability or responsibility with respect to such severance payments or Benefit Plans.  Seller shall use its reasonable best efforts to cause each Employee of Seller other than the Active Transferred Employees to execute a release (which shall include the modifications described, below) in connection with Seller’s termination of his/her employment.  Such Employees’ execution of such release documents should be a condition to their receipt of severance from Seller.  Seller shall disclose to the Employees other than the Active Transferred Employees prior to presenting them with their severance documents all information reasonably requested by the Buyer to be presented to them in advance in order for their severance and release agreements to be enforceable against them by the Buyer and the Seller.  The Seller shall present such Employees for their execution with the form of release approved by Buyer’s counsel prior to the Closing.  The Seller shall perform all of its obligations (including, but not limited to, making the severance payments and complying with the revocation periods) set forth in such release documents.

(e)

Consent to Employment.  Notwithstanding anything to the contrary in this Agreement, Seller releases, waives and discharges, and agrees not to sue or otherwise pursue, any and all claims or Suits, known or unknown, that Seller may have against Buyer (or any of Buyer’s Affiliates) and/or any Active Transferred Employee arising out of or relating to any such Active Transferred Employee’s employment with Buyer, including all Claims arising under any Contract containing any non-competition, non-solicitation, confidentiality or similar provisions, except to the extent such Claims do not relate to the Business in any manner whatsoever.

7.6

Use of Seller’s Name.  After the Closing, neither Seller nor any Affiliate of Seller shall, without the prior written consent of Buyer, make any use of any name, mark, trade name, trademark, service mark or domain name incorporating “Channel Blade,” “eXceleratePro,” “Footsteps,” “Quicksteps,” or “boatspotter,” or any letters, words or phrases confusingly similar to any of the foregoing, except to the extent necessary for Seller to pay its Liabilities, to prepare its Tax Returns and similar reports and to otherwise wind up and conclude its business.  Concurrently with the Closing, Seller shall amend its Governing Documents and change its corporate name to a new name bearing no resemblance to its current name so as to permit the use of its current name by Buyer and shall file documents or take such action with appropriate Governmental Entity to effectuate such change in name.

7.7

Unemployment Compensation.  Seller shall, upon the request of Buyer, cooperate with Buyer in any efforts by Buyer to obtain the transfer of Seller’s portion of the unemployment compensation funds applicable to Active Transferred Employees in each jurisdiction in which Seller contributes to such funds, to the extent Buyer elects to transfer and assume such amounts.  In connection therewith, Seller shall execute such documents as Buyer reasonably requests to effect such transfer.

7.8

Bulk Sales Compliance.  Buyer waives compliance with all provisions of the bulk sales or bulk transfer Laws of all states having jurisdiction.

7.9

Further Agreements.  Seller and Shareholders authorize and empower Buyer on and after the Closing Date to receive and open all mail received by Buyer relating to the Business, Subject Assets or Assumed Liabilities and to deal with the contents of such communications in any proper manner.  Seller and Shareholders shall promptly deliver to Buyer any mail or other communication received by any of them on or after the Closing Date relating to the Business, Subject Assets or Assumed Liabilities.  Buyer shall promptly deliver to Seller any mail or other communication received by it on or after the Closing Date relating primarily to the Excluded Assets or pre-Closing Liabilities of Seller other than the Assumed Liabilities.  On or after the Closing Date, if Seller or any Shareholder receives any checks or other funds on account of or in respect of the Business or Subject Assets, then Seller or such Shareholder shall not cash such checks or deposit such funds into Seller’s or Shareholder’s account, and Seller and such Shareholder shall promptly forward such checks or funds to Buyer (properly endorsed for deposit by Buyer).  On and after the Closing Date, if Buyer receives any checks or other funds on account of or in respect of the Excluded Assets, then Buyer (except as otherwise contemplated by this Agreement) shall not cash such checks or deposit such funds into its account, and Buyer (except as otherwise contemplated by this Agreement) shall promptly forward such checks or funds to Seller (properly endorsed for deposit by Seller).  Each party to this Agreement shall undertake commercially reasonable efforts to ensure that third parties direct mail and other communications to the proper party or parties after the Closing.

7.10

COBRA.  For the maximum period that a “qualifying beneficiary” (as defined in Section 4980B(g)(1) of the Code and Section 607(3) of ERISA) is eligible to elect COBRA continuation coverage, Seller shall maintain COBRA continuation coverage under any Employee Plan that is a group health plan and shall provide COBRA continuation coverage for any “qualified beneficiary” who elects such coverage and pays the required premiums for such coverage.  Seller shall retain responsibility for, and shall satisfy, any claims made pursuant to such COBRA coverage and any related administrative costs.

7.11

Compliance by Seller.  Sifen, and if necessary Lewis, shall cause Seller to perform and comply with all of Seller’s agreements and obligations under this Agreement and the other documents or instruments executed and delivered by Seller pursuant hereto.

ARTICLE VIII
RESTRICTIVE COVENANTS

8.1

Noncompetition.  The Seller and each Shareholder acknowledges and agrees that at no time for a period of five (5) years after the Closing Date shall the Seller or such

Shareholder, whether as agent, stockholder (except as the holder of not more than five percent (5%) of the equity securities of a publicly held enterprise as long as such party does not render advice or assistance to such enterprise), employer, consultant, representative, partner or otherwise:

(a)

Acquire an ownership interest in, or render Services (as hereinafter defined) to, any Competitor (as hereinafter defined) or supply any products which are the same as or similar to those provided by the Business to or for any customer or Prospective Customer of the Business; or

(b)

Contact, solicit or entice, or attempt to contact, solicit or entice, any supplier, customer or Prospective Customer (as hereinafter defined) of the Business so as to cause, or attempt to cause, any of said suppliers, customers or Prospective Customers not to do business with the Business or to reduce their business with the Business or to purchase products or Services offered by the Business from a Competitor; or

(c)

Employ any person who is then an employee of the Business or induce, or attempt to induce, any person who is then an employee of the Business to leave the employ of the Business and/or to accept employment elsewhere.

(d)

For purposes of this Section 8.1, the term “Services” shall mean the provision of web portal or customer relationship management, template-based website or customized website services, for customers in the marine, recreational vehicle and power sports industry.  For purposes of this Section 8.1, the term “Competitor” shall mean any Person, which sells or services in the United States or Canada web portals or customer relationship management, template-based website or customized website services, for customers in the marine, recreational vehicle and power sports industry or services similar to those serviced, sold or offered by the Business as of the date hereof.  For purposes of this Section 8.1, the term “Prospective Customer” shall mean any Person that was solicited or contacted by the Business during the one (1) year prior to the Closing Date for purposes of selling or licensing to such Person products or Services of the Business.  Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any Person that purchases all or a substantial portion of the Business or Subject Assets.  Recognizing the specialized nature of the Business, Seller and Shareholders acknowledge and agree that the duration, geographic scope and activity restrictions of this covenant not to compete are reasonable.

8.2

Nondisclosure of Confidential Information.

(a)

Nondisclosure.  Seller and each Shareholder shall maintain all Confidential Information in strict confidence and secrecy, and shall not, for a period of five (5) years after the Closing, directly or indirectly, (i) use any Confidential Information for any purpose, (ii) disclose any Confidential Information to any Person other than Buyer, (iii) keep or make copies of any documents, records or property of any nature whatsoever containing any Confidential Information or (iv) assist any other person or entity in engaging in any of the foregoing, except to the extent necessary to comply with the express terms of any written agreement between Seller or such Shareholder and Buyer and except to the extent explicitly requested in writing by Buyer.  Nothing in this Agreement reduces any obligation of Seller or such Shareholder to comply with applicable Laws relating to trade secrets, confidential information and unfair competition.

(b)

Legal Obligation to Disclose.  If Seller or any Shareholder is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigation demand or similar process) to disclose any Confidential Information at any time after the Closing, then such disclosing party shall provide Buyer with prompt written notice of such request or requirement to enable Buyer (i) to seek an appropriate protective order or other remedy, (ii) to consult with the disclosing party with respect to steps by the disclosing party to resist or narrow the scope of such request or legal process and/or (iii) to waive compliance, in whole or in part, with the terms of this Section 8.2.  If, in the absence of a protective order or the receipt of a waiver under this Section 8.2, the disclosing party is nonetheless, in the reasonable written opinion of its, his or her counsel, compelled to disclose Confidential Information to any tribunal or else stand liable for contempt, then the disclosing party may disclose such Confidential Information to the tribunal, provided that the disclosing party shall use its, his or her best efforts to obtain an Order, or such other reasonable assurance as Buyer may designate, that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed.  The disclosing party shall not be liable under this Section 8.2 for the disclosure to such tribunal to the extent such disclosure is compelled (it being understood, however, that if such disclosure was caused or resulted from a previous disclosure by the disclosing party not permitted under this Section 8.2, then the other terms and provisions of this Section 8.2 shall continue in full force and effect and shall be enforceable by Buyer as to such disclosure or disclosures not permitted under this Section 8.2 that resulted in the compelled disclosure).

(c)

Discovery of Confidential Information.  If, at any time after the Closing, Seller or any Shareholder discovers that it, he or she is in possession of any records containing any Confidential Information, then the discovering party shall immediately deliver such records to Buyer.  Neither Seller nor any Shareholder shall assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery.

(d)

Reverse Engineer.  After the Closing Date, neither Seller nor any Shareholder shall modify, reverse engineer, decompile or disassemble the Software or otherwise obtain or access the source code therefor, or merge all or any part of such Software into other computer software.

(e)

Confidential Information.  For purposes of this Section 8.2, the term “Confidential Information” shall mean all ideas reflected in the Books and Records, information, knowledge and discoveries, whether or not patentable, trademarkable or copyrightable, that are not generally known in the trade or industry and about which Seller or any Shareholder has knowledge as a result of its, his or her participation in, or direct or indirect beneficial ownership of, the Business, including, without limitation, the following: (a) all information and records concerning products or services being researched by, under development by or being tested by the Business but not yet offered for sale; (b) all information concerning Intellectual Property, including, but not limited to, all source code; (c) all information concerning pricing policies of the Business, the prices charged by the Business to its customers, the volume or orders of such customers and other information concerning the transactions of the Business with its customers or proposed customers; (d) the customer lists of the Business; (e) financial information concerning the Business; (f) information concerning salaries or wages paid to, the work records of and other personnel information relative to Employees of the Business; (g) information concerning the marketing programs or strategies of the Business; and (h) all other confidential and proprietary information of the Business.

8.3

Further Assurances.  In addition to all other legal remedies available to the Buyer for the enforcement of the covenants of this Article VIII, the Seller and each Shareholder acknowledges and agrees that the Buyer shall be entitled to temporary and permanent injunctive relief by any court of competent jurisdiction without the necessity of posting any bond or other security to prevent or restrain any breach or threatened breach hereof.  The Seller and each Shareholder further acknowledges and agrees that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render it enforceable.

ARTICLE IX

INDEMNIFICATION

9.1

Survival of Representations, Warranties and Covenants.  All of the representations and warranties set forth in this Agreement shall survive until the end of the eighteenth complete calendar month after the Closing Date, except that (A) all of the representations and warranties set forth in Sections 6.8 (Suits) and 6.9 (No Material Adverse Change) shall survive until the end of the twelfth complete calendar month after the Closing Date, (B) all of the representations and warranties set forth in Section 5.13 (Intellectual Property) and Section 5.30 (Product Warranties and Liability) shall survive until the end of the twenty-fourth complete calendar month after the Closing Date, and (C) all of the representations and warranties set forth in Sections 5.1 (Existence and Power), 5.2 (Authorization), 5.3 (Enforceability), 5.4 (Governmental Authorizations), 5.12(a) (Title to Assets), 5.17 (Benefit Matters), 5.18 (Environmental Matters), 5.19 (Taxes), 5.21 (Brokers), 5.32 (Investment Purpose), 6.1 (Existence and Power), 6.2 (Authorization), 6.3 (Enforceability), 6.4 (Governmental and Third Party Authorizations) and 6.7 (Capitalization), and any representation or warranty the making of which involves fraud or intentional misrepresentation, shall survive until Buyer can no longer incur any Losses arising out of such breach, fraud or intentional misrepresentation, including due to the expiration of all applicable statutory time limitations for all potential Losses (to the extent all potential Losses relate to third party claims).  The Seller’s indemnification obligations set forth in Sections 9.2(a)(ii)-(ix) shall survive indefinitely.  The Buyer’s indemnification obligations set forth in Section 9.2(b)(ii)-(iv) shall survive until the Buyer Note is paid in full.  Any claims under Section 9.2(a)(i) or Section 9.2(b)(i) with respect to a breach of a representation and warranty must be asserted by written notice delivered prior to 5:00 P.M., Milwaukee time, on the last day of the applicable survival period in this Agreement, and if such a Claim Notice is given in compliance with Section 9.4(a) or a Third Party Notice is given in compliance with Section 9.5(a), as applicable, prior to such time, the survival period for such claim shall continue until such claim is fully resolved.  The covenants and agreements contained herein shall survive the Closing without limitation as to time unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for such specified term.  All representations, warranties, covenants and agreements of the Seller and the Buyer made in this Agreement, in the Seller Disclosure Schedules and the Ancillary Agreements are material.

9.2

Indemnification.

(a)

Subject to the limitations set forth in this Article IX, the Seller shall indemnify, defend and hold harmless each Buyer Indemnitee from and against, any and all losses, damages, Liabilities, diminution in value, suits, causes of action, judgments, awards, assessments, fines, penalties, interest, obligations for payment (including, but not limited to, payments owed to shareholders, agents or employees of an Indemnified Party in connection with their rights to indemnification from the Indemnified Party), costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, “Losses”), incurred by such Buyer Indemnitee that arise out of or relate to:

(i)

any misrepresentation or breach of any warranty by the Seller contained in this Agreement;

(ii)

any breach or nonperformance by the Seller of any of its covenants or agreements contained in this Agreement;

(iii)

any Indebtedness of the Seller;

(iv)

any Liability for Taxes or fees (including any penalties and interest) arising out of the pre-Closing operation of the Business, including, but not limited to, sales Taxes, Transfer Taxes and any other Taxes applicable to, imposed upon or arising out of the sale or transfer of the Subject Assets to the Buyer and the other transactions contemplated hereby;

(v)

any Liability to, or Suits of, any former shareholder of the Seller;

(vi)

any Liability of the Seller under any Benefit Plan or the rights or Liabilities of the Seller incident to or incurred in connection with any Benefit Plan and any Liability in the nature of severance and termination benefits customarily paid to its Employees upon termination relating to any Employees that do not become Active Transferred Employees;

(vii)

any Liability of the Seller relating to any acquisition of the Business (or portion of the Business) prior to the Closing Date;

(viii)

any Liability relating to bulk sales or bulk transfer Laws of states having jurisdiction in connection with the sale of the Subject Assets hereunder; and

(ix)

any failure of the Seller to pay and/or perform any Excluded Liability, or any Liability or obligation of the Seller or the Business other than the Assumed Liabilities and Liabilities arising solely from the operation of the Business after the Closing Time.

(b)

Subject to the limitations set forth in this Article IX, the Buyer shall indemnify, defend and hold harmless each Seller Indemnitee from and against any and all Losses incurred by such Seller Indemnitee that arise out of or relate to:

(i)

any misrepresentation or breach of any warranty made by the Buyer contained in Article VI of this Agreement;

(ii)

any breach or nonperformance by the Buyer of any of its covenants or agreements contained in this Agreement or any Ancillary Agreement;

(iii)

any Liability or obligation arising solely from the operation of the Business after the Closing Time; or

(iv)

The Assumed Liabilities.

9.3

Limitations on Liability.

(a)

Notwithstanding anything to the contrary in Section 9.2, and subject to the exceptions below, the Seller shall have no obligation to indemnify a Buyer Indemnitee for Losses under Section 9.2(a)(i) unless and until the aggregate amount of such Losses suffered by all Buyer Indemnities hereunder exceeds $30,000 (the “Basket”), and then the Seller’s obligation to provide such indemnification shall be only to the extent such Losses exceed the Basket.  The Basket shall not apply to Losses arising out of (i) any breach of a representation or warranty set forth in Sections 5.1 (Existence and Power), 5.2 (Authorization), 5.3 (Enforceability), 5.4 (Governmental Authorizations), 5.12(a) (Title to Assets), 5.13 (Intellectual Property), 5.17 (Benefit Matters), 5.18 (Environmental Matters), 5.19 (Taxes), 5.21 (Brokers), 5.30 (Product Warranties and Liability) or 5.32 (Investment Purpose) or (ii) claims for indemnification arising out of Section 9.2(a)(ii)-(ix) above.

(b)

The aggregate of all Losses or other amounts paid by the Seller to the Buyer under (i) Section 9.2(a)(i) arising out of any breach of representation or warranty set forth in Sections 5.1 (Existence and Power), 5.2 (Authorization), 5.3 (Enforceability), 5.4 (Governmental Authorizations), 5.12(a) (Title to Assets), Section 5.13 (Intellectual Property) or 5.19 (Taxes), (ii) Section 9.2(a)(ii) – (xi), or (iii) Section 3.3(b), shall not exceed the Purchase Price.  The aggregate of all Losses paid by Seller under Section 9.2(a)(i) arising out of any breach of representation or warranty set forth in Article V other than those Sections set forth in the preceding sentence shall not exceed Two Million Dollars ($2,000,000) with respect to Claim Notices or Third Party Notices submitted on or prior to the first anniversary of the Closing Date (the “First Year Cap”), and One Million Dollars ($1,000,000) with respect to Claim Notices or Third Party Notices submitted after the first anniversary of the Closing Date (the “Subsequent Cap”).  Losses under Section 9.2(a)(i) paid by the Seller with respect to Claim Notices or Third Party Notices submitted prior to the first anniversary of the Closing Date count against the Subsequent Cap.  Any offsets to the Buyer Note under Section 3.3(b) prior to the first anniversary of the Closing Date shall reduce the First Year Cap, and any offsets to the Buyer Note between the first anniversary and second anniversary of the Closing Date shall reduce the Subsequent Cap, by the amount of the offset to the extent the offset is not later added back to the Buyer Note pursuant to Section 3.3(b).

(c)

Notwithstanding anything to the contrary in Section 9.2, and subject to the exceptions below, the Buyer shall have no obligation to indemnify a Seller Indemnitee for Losses:

(i)

under Section 9.2(b)(i) arising out of any breach of a representation or warranty set forth in Sections 6.5 (Noncontravention), 6.6 (Brokers) or 6.7 (Capitalization) unless and until the aggregate of all such Losses suffered by all Seller Indemnitees hereunder exceeds $30,000 (the “Section 9.3(c)(i) Basket”), and then the Buyer’s obligation to provide such indemnification shall be only to the extent such Losses exceed the Section 9.3(c)(i) Basket; or

(ii)

under Section 9.2(b)(i) arising out of any breach of a representation or warranty set forth in Sections 6.8 (Suits) or 6.9 (No Material Adverse Change) unless and until the aggregate of all such Losses suffered by all Seller Indemnitees hereunder exceeds $300,000 (the “Section 9.3(c)(ii) Basket”), and then the Buyer’s obligation to provide such indemnification shall be only to the extent such Losses exceed the Section 9.3(c)(ii) Basket; and provided, that in the discretion of Buyer, the Seller Indemnitee shall only be entitled to the receipt of additional shares of Buyer Common Stock for such Losses in excess of the Section 9.3(c)(ii) Basket.

Neither the Section 9.3(c)(i) Basket nor the Section 9.3(c)(ii) Basket shall apply to Losses arising out of (A) any breach of a representation or warranty set forth in Sections 6.1 (Existence and Power), 6.2 (Authorization), 6.3 (Enforceability) or 6.4 (Governmental and Third-Party Authorizations) or (B) claims for indemnification arising out of Section 9.2(b)(ii), (iii) or (iv) (claims for Losses described in subsections (A) and (B) of this Section 9.3(c) collectively referred to herein as the “Seller Unlimited Claims”).

(d)

The aggregate of all Losses paid by the Buyer under Section 9.2(b)(i), other than the Seller Unlimited Claims, is limited to $1,200,000 (the “Buyer Cap”).  The aggregate of all Losses paid by the Buyer under Section 9.2(b) for any Seller Unlimited Claims shall not exceed the Purchase Price.

(e)

If any Losses sustained by a Buyer Indemnitee are covered by an insurance policy or an indemnification, contribution or similar obligation of another Person (other than an Affiliate of such Buyer Indemnitee), the Buyer Indemnitee shall use reasonable efforts to collect such insurance proceeds or indemnity, contribution or similar payments.  If the Buyer Indemnitee receives such insurance proceeds or indemnity, contribution or similar payments prior to being indemnified with respect to such Losses under Section 9.2, the payment under this Article IX with respect to such Losses shall be reduced by the net amount of such insurance proceeds or indemnity, contribution or similar payments to the extent related to such Losses (such net amount calculated net of any reasonable attorney’s fees and other expenses incurred in connection with such recovery).  If the Buyer Indemnitee receives such insurance proceeds or indemnity, contribution or similar payments after being indemnified and held harmless with respect to such Losses, the Buyer Indemnitee shall pay to the Seller the net amount of such insurance proceeds or indemnity, contribution or similar payment to the extent related to such Losses, less reasonable attorneys’ fees and other expenses incurred in connection with such recovery.  If any Buyer Indemnitee receives payment under this Article IX on account of a claim that results from Losses that the Seller believes in good faith is covered by an insurance policy or an indemnification, contribution or similar obligation of another Person (other than an Affiliate of such Buyer Indemnitee), the Buyer Indemnitee shall (i) on written request of the Seller assign, to the extent assignable and not in violation of any other obligations or insurance policies of the Buyer Indemnitees, its rights under such insurance policy or indemnification, contribution or similar obligation with respect to such claim to the Seller, and (ii) if so requested be relieved of any further obligation to pursue collection of such insurance or indemnification, contribution or similar obligation (except that, if requested to do so by the Seller, the Buyer Indemnitee shall reasonably cooperate with the Seller at the Seller’s sole expense, to collect any such insurance or indemnification, contribution or similar obligation).

(f)

For the avoidance of doubt, no payment pursuant to Sections 3.2(e), 3.3(c), 9.2(a)(ii)-(ix) or 9.3(b)(ii)-(iv), and no Losses arising out of or related to fraud or intentional misrepresentation of a party to this Agreement, shall be subject to or count towards the Basket, the Section 9.3(c)(i) Basket, the Section 9.3(c)(ii) Basket, the Buyer Cap, the First Year Cap or the Subsequent Cap.

(g)

Any indemnity payment due to any Buyer Indemnitee under Section 9.2(a) shall be made by the Seller by wire transfer of immediately available funds to an account designated by the payee within ten (10) days after the final determination of the amount of the payment.  Any indemnity payment due to any Seller Indemnitee under Section 9.2(b) shall be made by the Buyer by wire transfer of immediately available funds to an account designated by the payee within ten (10) days after final determination of the amount of such payment.

(h)

In no event shall any party be entitled to recover or make a claim for any amounts in respect of, and in no event shall “Losses” be deemed to include special or punitive damages unless asserted by a third party.

(i)

Notwithstanding anything to the contrary contained in this Agreement, each party hereto acknowledges and agrees that, without any limitation on the Buyer’s remedies against the Seller for fraud or intentional misrepresentation, the Seller bears responsibility for any breach of a representation or warranty in Article V based upon “Seller’s Knowledge” and corresponding terms and any Loss arising from such breach (subject to the procedures set forth in Article IX), notwithstanding the fact that any particular Person’s breach or knowledge may have given rise to such Loss.

9.4

Notice of Claims.

(a)

Any Buyer Indemnitee or Seller Indemnitee seeking indemnification hereunder (the “Indemnified Party”) shall, within the relevant limitation period provided for in Section 9.1, give to the party from whom identification is sought (the “Indemnitor”) a notice in writing (a “Claim Notice”) describing in reasonable detail any claim for indemnification hereunder and, to the extent known to the Indemnified Party, the facts giving rise to such claim for indemnification.  The Indemnified Party shall include in such Claim Notice the amount or the method of computation of the amount of such claim, and a reference to the provision(s) of this Agreement pursuant to which such claim for indemnification is made including, if applicable, the representation or warranty with respect to which such claim is being made.

(b)

The Buyer or Seller, as applicable, shall have thirty (30) calendar days after the receipt of any Claim Notice pursuant hereto to either (i) agree that the applicable Indemnitor has an indemnification obligation under Article IX, agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or (ii) provide such Indemnified Party with notice that it disagrees with the assertion that the Indemnitor has an indemnification obligation under Article IX or the amount or method of determination set forth in the Claim Notice.  If the Buyer or the Seller, as applicable, sends such a notice, then the Indemnified Party and the Buyer or the Seller, as applicable, shall attempt in good faith to resolve any disputed claim within thirty (30) calendar days thereafter.

(c)

Notwithstanding the foregoing, the provisions of this Section 9.4 shall not apply in the case of a Claim Notice provided in connection with a claim by a third Person made against an Indemnified Party, which claims are governed by Section 9.5.

9.5

Third Party Claims.

(a)

If a claim by a third Person is made against an Indemnified Party, and if such Indemnified Party intends to seek indemnity with respect thereto in accordance with this Article IX, such Indemnified Party shall promptly notify the Buyer or the Seller, as applicable, in writing of such claim, setting forth in reasonable detail the claim, the facts giving rise to such claim and references to the provisions of this Agreement pursuant to which such claim for indemnification was made, including, if applicable, the representation or warranty with respect to which such claim is made (the “Third Party Notice”).  The Buyer or the Seller, as applicable, shall have thirty (30) calendar days after receipt of a Third Party Notice to provide written notice (the “Control Notice”) to the Indemnified Party that the Indemnitor will undertake to conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof.  The delivery of a Control Notice shall constitute an admission by the Indemnitor of its indemnification obligation hereunder with respect to such claim, and, subject to the limitations contained herein, its undertaking to pay directly all Losses incurred in connection therewith.  If a Control Notice is delivered, the Indemnified Party shall cooperate with the Indemnitor in connection therewith, and the Indemnified Party may participate in (but not control) such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense (which expense shall not constitute part of any Loss that is the subject of indemnity under this Article IX).  So long as such Third Party Notice is delivered in a timely manner and satisfies the requirements hereof in all material respects, the litigation expenses incurred by the Indemnified Party prior to receipt of the Control Notice shall constitute part of any Loss that is the subject of indemnity under this Article IX.  If the Buyer or the Seller, as applicable, does not deliver the Control Notice within thirty (30) calendar days after receipt of a Third Party Notice, or otherwise fails to defend such claim actively in good faith within a reasonable time after receipt of a Third Party Notice, but either (A) admits to the Indemnified Party in writing its indemnification obligation hereunder with respect to such claim, and, subject to the limitations contained herein, its undertaking to pay directly all Losses incurred in connection therewith, or (B) its indemnification obligation hereunder is confirmed by a court of competent jurisdiction through the entry of a declaratory judgment or similar order, then the Indemnified Party shall have the right to undertake the defense of the claim, but shall not thereby waive any right to indemnity therefor, the Indemnitor shall thereafter have no right to challenge the Indemnified Party’s defense therein, and the litigation expenses incurred by the Indemnified Party in defending the claim shall constitute part of any Loss that is the subject of indemnity under this Article IX; provided, that in the event neither clause (A) nor clause (B) is satisfied, then in addition to the rights set forth, above, in this sentence, the Indemnified Party shall have the right to settle or compromise such claim or consent to the entry of judgment with respect to such claim, and the Indemnitor shall thereafter have no right to challenge the Indemnified Party’s settlement, compromise or consent to judgment therein.

(b)

If the Indemnitor decides not to undertake to conduct and control of the settlement or defense of a claim, the Indemnitor may nonetheless participate in such settlement or defense through counsel chosen by such Indemnitor and paid at its own expense.

(c)

In no event shall the Indemnified Party pay or enter into any settlement of any claim or consent to any judgment with respect to any claim to which the Indemnitor has admitted in writing its responsibility for indemnification hereunder (as set forth in Section 9.5(a)) without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.  The Indemnitor may enter into a settlement or consent to any judgment without the consent of the Indemnified Party so long as a term of the settlement or judgment is that the Person or Persons asserting such claim unconditionally release all Indemnified Parties from all liability with respect to such claim; the sole relief provided is monetary damages that are paid in full by the Indemnitor and there is no effect on any other claim that may be made against the Indemnified Party; otherwise, the consent of the Indemnified Party shall be required in order to enter into any settlement of, or the consent to entry of a judgment with respect to, any claim, which consent shall not be unreasonably withheld or delayed.

9.6

Indemnification Exclusive Remedy.  Except for Losses arising out of or relating to fraud or intentional misrepresentation, indemnification pursuant to the provisions of this Article IX shall be the sole and exclusive remedy of the parties relating to the matters indemnified under Section 9.2.

9.7

Characterization of Indemnity Payments.  Except as otherwise required by applicable Law, any payment made pursuant to this Article IX shall be treated, for Tax purposes, as an adjustment to the Purchase Price.

9.8

Offset.  Any amounts owed by the Buyer to the Seller (including, but not limited to, the Buyer Note) may be offset or reduced by (i) any Losses incurred by the Buyer that arise out of or relate to any claim for indemnification under Section 9.2(a), above, and (ii) any other amounts owed by Seller to Buyer hereunder.  Any offsets hereunder against the Buyer Note, including, but not limited to, under Section 3.3 hereunder, shall be deemed to be a reduction of the Purchase Price payable under Section 3.1 by the amount of the offsets, and any offset against the Buyer Note shall be applied as set forth in the Buyer Note.

9.9

Right to Indemnification Not Affected by Knowledge.  The right to indemnification, payment of Losses or other remedy based on the representations, warranties, covenants and obligations contained in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or the compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants and obligations.

9.10

Assignment of Buyer Note; Obligations of Shareholders.  Without limitation to any restrictions on assignment set forth in the Buyer Note or the Security Agreement, in the event that the Seller (i) assigns or transfers the Buyer Note or any of its rights thereunder to a third party or third parties, (ii) distributes any portion of the proceeds from the Buyer Note to a third party or third parties, or (iii) liquidates or dissolves, then without limitation to the Buyer’s remedies against the Seller, the Shareholders shall jointly and severally assume and be responsible to pay the indemnification obligations of the Seller under this Article IX and the Buyer shall have the right to offset any amounts owed by the Buyer to such Shareholders as provided in Section 9.8, above; provided, that Buyer shall first make payment demand to the Seller and take commercially reasonable measures to collect from Seller for twenty (20) days after such demand before enforcing its indemnification rights against the Shareholders; provided, further that Buyer shall not be obligated to commence any judicial proceeding against Seller before enforcing its indemnification rights against the Shareholders.

ARTICLE X
MISCELLANEOUS

10.1

Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to the Buyer, to:

ARI Network Services, Inc.
11425 West Lake Park Drive #900
Milwaukee, Wisconsin  53224-3023
Attention:  President
Facsimile:  (414) 973-4620

With a required copy (which shall not constitute notice) to:

Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202
Attention:  Mark C. Witt
Facsimile:  (414) 273-5198

If to the Seller, to:

Channel Blade Technologies Corp.
500 Central Drive, Suite 106
Virginia Beach, Virginia  23454
Attention:  Michael Sifen
Facsimile:  (757) 486-0905

With a required copy (which shall not constitute notice) to:

Wilks, Alper & Harwood, P.C.

150 Boush Street, Suite 700

Norfolk, Virginia  23510

Attention:  Steven J. Harwood
Facsimile:  (757) 623-6508

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

10.2

Amendments and Waivers.

(a)

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)

No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.3

Expenses.  Except as otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties.  The Seller shall be responsible for all Transfer Taxes applicable to, imposed upon or arising out of the sale or transfer of the Subject Assets to the Buyer.

10.4

Successors and Assigns.  This Agreement may not be assigned by the Seller without the prior written consent of the Buyer.  Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  The parties acknowledge that the ownership of more than fifty percent (50%) of the equity or voting equity of the Seller by any Person other than Sifen while he is living or his heirs upon his death shall be deemed to be an assignment of this Agreement hereunder requiring the prior written consent of the Buyer.

10.5

Governing Law.  This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

10.6

Consent to Jurisdiction.  Each party hereto irrevocably submits to the nonexclusive jurisdiction of any federal court located within the Eastern District of the Commonwealth of Virginia and the Eastern District in the State of Wisconsin for the purposes of any suit, action or other proceeding arising out of this Agreement.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.7

Counterparts.  This Agreement may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. The parties agree that the delivery of this Agreement, and the delivery of the Ancillary Agreements and any other agreements and documents at the Closing, may be effected by means of an exchange of facsimile signatures.

10.8

No Third Party Beneficiaries.  Except for Article IX, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.  The Buyer Indemnitees and Seller Indemnitees are third party beneficiaries of this Agreement in accordance with its terms.

10.9

Entire Agreement.  This Agreement, the Ancillary Agreements, the Seller Disclosure Schedules, the other Schedules and the other documents, instruments and agreements specifically referred to herein or therein or delivered pursuant hereto or thereto set forth the entire understanding of the parties hereto with respect to the transactions contemplated by this

Agreement. All schedules, including the Seller Disclosure Schedules, referred to herein are intended to be and hereby are specifically made a part of this Agreement.  Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

10.10

Seller Disclosure Schedules.  Except as otherwise provided in the Seller Disclosure Schedules, all capitalized terms therein shall have the meanings assigned to them in this Agreement.  Any reference to a section or subsection in the Seller Disclosure Schedules refers to that section or subsection of this Agreement, unless the context requires otherwise; provided, however, a particular matter disclosed in any section or subsection of the Seller Disclosure Schedules that a reasonable buyer would infer, based on the location and express content of such disclosure, qualifies another section or subsection of this Agreement shall also be deemed to qualify such other section or subsection of this Agreement.  The information set forth in the Seller Disclosure Schedules specifically refers to the section or subsection of this Agreement to which such Seller Disclosure Schedule and information is responsive and each such Seller Disclosure Schedule and information shall be deemed to have been disclosed with respect to the applicable section or subsection of this Agreement and any other sections or subsections of this Agreement for which the same is fairly disclosed.  No disclosure in the Seller Disclosure Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  The Seller Disclosure Schedules attached hereto are incorporated herein by reference.  The Seller Disclosure Schedules hereto shall not vary, change, alter or expand the scope of the literal meaning of the representations and warranties of the Seller contained in this Agreement, other than creating exceptions that are responsive to the language of the warranties and representations contained in the Section to which each Seller Disclosure Schedule or exception specifically refers.  The parties acknowledge and agree that the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself, or if the relevance of such listing or copy to the representation or warranty is reasonably apparent.

10.11

Captions.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

10.12

Severability.  The parties intend that each representation and each warranty contained in this Agreement shall have independent significance.  Accordingly, except as otherwise expressly provided in this Agreement, nothing contained in any representation or warranty, or the fact that any representation or warranty may be more specific or less specific than any other representation or warranty, shall in any way limit, restrict or otherwise affect the scope, applicability or meaning of any other representation or warranty contained in this Agreement.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13

Interpretation.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have, or have caused this Agreement by their respective authorized officers to be, duly executed as of the date first above written.

BUYER:

ARI NETWORK SERVICES, INC.

By:  /s/ Brian E. Dearing

Print Name:  Brian E. Dearing

Title: Chairman of the Board

SELLER:

CHANNEL BLADE TECHNOLOGIES CORP.

By:  /s/ Michael D. Sifen

Print Name:  Michael D. Sifen

Title: President

SHAREHOLDERS:

/s/ Charles Lewis

Charles Lewis

/s/ Michael Sifen

Michael Sifen

EXHIBIT A

Additional Defined Terms

Defined Term	Section
Accountants	3.2(c)
Active Transferred Employees	7.5(a)
Agreement	Recitals
Assignment and Assumption Agreement	3.5(a)(v)
Balance Sheet Date	5.7(a)(ii)
Basket	9.3(a)
Beneficial Rights	2.3
Business	Recitals
Buyer	Recitals
Buyer Cap	9.3(d)
Buyer Note	3.1(c)
Cash Purchase Price	3.1(a)
Claim Notice	9.4(a)
Closing	3.4
Closing Time	3.4
COBRA	5.17(i)
Confidential Information	8.2(e)
Control Notice	9.5(a)
Competitor	8.1(d)
Employment Agreements	3.5(a)(vii)
Excluded Assets	2.2
Excluded Liabilities	IV
FCPA	5.25
Final Net Working Capital Statement	3.2(c)
Final Working Capital Adjustment	3.2(d)
Financial Statements	5.7(a)
First Year Cap	9.3(b)
Indemnified Party	9.4(a)
Indemnitor	9.4(a)
IRS	5.17(d)
Lease	3.5(ix)
Lewis	Recitals
Lintvet	3.5(a)(vii)
Losses	9.2(a)
Net Working Capital Statement	3.2(a)
Open-Source Software	5.13(m)
OSHA	5.16(c)
Protest Notice	3.2(b)
Prospective Customer	8.1(d)
Purchase Price	3.1
Real Property	5.15
Real Property Leases	5.15
Recent Balance Sheet	5.7(a)(ii)
Registered Intellectual Property	5.13(a)

Defined Term	Section
Release	3.5(a)(viii)
Section 9.3(c)(i) Basket	9.3(c)(i)
Section 9.3(c)(ii) Basket	9.3(c)(ii)
Security Agreement	3.5(a)(x)
Seller	Recitals
Seller Related Parties	5.22
Seller Unlimited Claims	9.3(c)
Services	8.1(d)
Settlement Date	3.2(e)
Shareholders	Recitals
Sifen	Recitals
Subject Assets	2.1
Subordination Agreement	3.5(a)(xii)
Subsequent Cap	9.3(b)
Third Party Notice	9.5(a)
WARN	5.16(f)